Exhibit 2.3





                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             WASTE INDUSTRIES, INC.,
                             TWS MERGER CORPORATION,
                           TRANS WASTE SERVICES, INC.,
                            THE THOMAS C. CANNON IRA,
                            MML LIMITED PARTNERSHIP,
                                JAMES F. TAYLOR,
                                       AND
                                THOMAS C. CANNON

                                   DATED AS OF

                                September 9, 1998






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                                TABLE OF CONTENTS


                                                                        Page No.


ARTICLE I THE MERGER.........................................................2

  1.1 Merger.................................................................2
  1.2 Closing................................................................2
  1.3 Effect of the Merger...................................................2
  1.4 Tax-Free Reorganization................................................3
  1.5 Further Actions........................................................3

ARTICLE II  CONSIDERATION; EFFECT OF MERGER; EXCHANGE OF CERTIFICATES........3

  2.1 Consideration..........................................................3
  2.2 Surrender of Trans Waste Common Stock Certificates
      and Delivery of Waste Industries Common Stock..........................5
  2.3 Restricted Securities..................................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES...................................6

  3.1 Corporate Existence, Good Standing and Authority.......................7
  3.2 Capitalization.........................................................7
  3.3 Assets.................................................................8
  3.4 Subsidiaries...........................................................8
  3.5 Financial Statements...................................................9
  3.6 Average Monthly Service Revenue........................................9
  3.7 Absence of Certain Changes.............................................9
  3.8 Real Property.........................................................10
  3.9 Inventories...........................................................11
  3.10  Accounts Receivable.................................................11
  3.11  Indebtedness and Payables...........................................11
  3.12  Litigation..........................................................11
  3.13  Compliance with Law.................................................11
  3.14  No Breach...........................................................12
  3.15  Employee Contracts and Benefits.....................................12
  3.16  Insurance...........................................................13
  3.17  Contracts and Permits...............................................14
  3.18  Charter Documents...................................................15
  3.19  Directors, Officers, and Employees..................................16
  3.20  Powers of Attorney; Bank Accounts...................................16
  3.21  Environmental Matters...............................................16
  3.22  Affiliate Relationships.............................................17
  3.23  Intangible Property.................................................18
  3.24  Employee Agreements.................................................18
  3.25  Financial Advisors, Brokers or Finders..............................18
  3.26  Taxes...............................................................19
  3.27  Absence of Certain Business Practices...............................19
  3.28  Absence of Undisclosed Liabilities..................................20
  3.29  Disclosure Complete.................................................20

ARTICLE III-A GENERAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS....20

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ARTICLE IV  REPRESENTATIONS AND WARRANTIES..................................21

  4.1 Organization; Authority...............................................21
  4.2 Validity of Agreement.................................................22
  4.3 Effect of Agreement...................................................22
  4.4 Issuance of Waste Industries Common Stock.............................22
  4.5 Disclosure Complete...................................................22
  4.6 Litigation............................................................23
  4.7 No Breach.............................................................23
  4.8 Financial Advisors, Brokers or Finders................................23
  4.9 Securities Laws.......................................................23

ARTICLE V   CONDUCT AND TRANSACTIONS PRIOR TO THE MERGER....................24

  5.1 Conduct of Business of Trans Waste....................................24
  5.2 Access to Information.................................................26
  5.3 Exclusivity; Acquisition Proposals....................................26
  5.4 Breach of Representations and Warranties..............................27
  5.5 Consents..............................................................27
  5.6 Legal Conditions to the Merger........................................27
  5.7 Preparation of Financial Statements...................................28
  5.8 Commercially Reasonable Efforts.......................................28

ARTICLE VI  CONDITIONS PRECEDENT............................................28

  6.1 Conditions to Each Party's Obligation to Effect the Merger............28
  6.2 Conditions to Obligation of Waste Industries and Subsidiary...........29
  6.3 Conditions to Obligations of Transwaste...............................30

ARTICLE VII ADDITIONAL AGREEMENTS...........................................31

  7.1 Termination...........................................................31
  7.2 Fees and Expenses.....................................................32
  7.3 Fairness Hearing......................................................32
  7.4 Public Announcements..................................................33
  7.5 Employment............................................................33
  7.6 Transition............................................................33
  7.7 Release and Acknowledgment by the Shareholders........................34
  7.8 1997 Year-to-Date Financial Statements; 1997 Audited Financial
      Statements............................................................34
  7.9  Transition Services..................................................34
  7.10  Termination of Insurance............................................34
  7.11  Coffee County Landfill..............................................34
  7.12  Accrued Income Taxes................................................36

ARTICLE VIII  INDEMNIFICATION...............................................36

  8.1 Indemnity by Cannon, Taylor and the Shareholders......................36
  8.2 Indemnity by Waste Industries.........................................37
  8.3 General...............................................................38
  8.4 Notice of Indemnity Claim.............................................38
  8.5 Waiver of Contribution................................................39
  8.6 Limit to Indemnification..............................................39
  8.7 Threshold for Indemnification.........................................39

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ARTICLE IX  HOLDBACK  AMOUNT................................................39

  9.1 Purpose...............................................................39
  9.2 Adjustment............................................................40
  9.3 Voting and Dividends..................................................43
  9.4 Termination of Holdback...............................................43
  9.5 Escrow Agreement......................................................43

ARTICLE X   GENERAL PROVISIONS..............................................44

  10.1  Survival of Representations, Warranties and Agreements..............44
  10.2  Amendment...........................................................44
  10.3  Extension; Waiver...................................................44
  10.4  Notices and Consents................................................44
  10.5  Nondisclosure.......................................................46
  10.6  Interpretation......................................................46
  10.7  Counterparts........................................................46
  10.8  Entire Agreement....................................................46
  10.9  No Transfer.........................................................47
  10.10 Severability........................................................47
  10.11 Other Remedies......................................................47
  10.12 Further Assurances..................................................47
  10.13 Absence of Third-Party Beneficiary Rights...........................47
  10.14 Rules of Construction...............................................48
  10.15 Governing Law.......................................................48
  10.16 Resolution of Disputes..............................................48


EXHIBITS

Exhibit A   Articles of Merger
Exhibit B-1 Form of Noncompetition Agreement for Thomas C. Cannon
Exhibit B-2 Form of Noncompetition Agreement for James F. Taylor
            and each MML Limited Partnership partner
Exhibit C   Form of Registration Rights Agreement
Exhibit D   Form of Employment Agreement
Exhibit E   Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is dated as of September 9, 1998, among Waste Industries, Inc., a North Carolina corporation ("Waste Industries"), TWS Merger Corporation, a Georgia corporation and a wholly-owned subsidiary of Waste Industries ("Subsidiary"), Trans Waste Services, Inc., a Georgia corporation ("Trans Waste"), the Thomas C. Cannon IRA (the "IRA") and MML Limited Partnership, a Georgia limited partnership ("MML"), as the sole shareholders of Trans Waste (together, the "Shareholders"), and Thomas C. Cannon, an individual and beneficiary of the IRA ("Cannon"), and James F. Taylor, an individual and general partner of MML ("Taylor").

                                    RECITALS

A. The Shareholders and the Board of Directors of Trans Waste, and the Boards of Directors of Waste Industries and Subsidiary, believe it is in the best interests of their respective corporations that Trans Waste and Subsidiary combine into a single company through the statutory merger of Trans Waste with and into Subsidiary (the "Merger") and, in furtherance thereof, have approved the Merger.

B. Upon the Merger, among other things, the outstanding shares of Trans Waste's common stock will be exchanged for the right to receive cash and shares of Waste Industries' common stock as set forth herein.

C. Trans Waste, Waste Industries, Subsidiary, the Shareholders, Cannon, as the beneficiary of the IRA and as President of Trans Waste, and Taylor, as the general partner of MML and Secretary and Treasurer of Trans Waste, desire to make certain representations and warranties and other agreements in connection with the Merger.

D. The parties intend to effect the transactions in such a manner that the Merger will constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), whereby the Shareholders will receive cash and shares of Waste Industries' stock and the stock of Trans Waste will be cancelled.

E. In conjunction with the Merger, Taylor and Cannon will enter noncompetition agreements and other agreements or arrangements as set forth herein.

                                   AGREEMENTS

      NOW, THEREFORE, in consideration of the recitals and mutual covenants and agreements contained herein, Waste Industries, Subsidiary, Trans Waste, the Shareholders, Cannon and Taylor, intending to be legally bound, hereby agree as follows:


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                                    ARTICLE I

                                   THE MERGER

1.1   Merger

      Upon the terms and subject to the conditions hereinafter set forth and in accordance with the Georgia Business Corporation Code (the "GBCC"), on the Closing Date (as defined below) Trans Waste will be merged with and into Subsidiary (the "Merger") and thereupon the separate corporate existence of Trans Waste will cease, and Subsidiary, as the Surviving Corporation (as defined below), will continue to exist under and be governed by the GBCC.

1.2   Closing

      The closing of the Merger (the "Closing") will take place at Chorey, Taylor & Feil, P.C., The Lenox Building, Suite 1700, 3399 Peachtree Road, N.E., Atlanta, Georgia, as promptly as practicable, but in no event later than October 31, 1998, after satisfaction or waiver of the conditions set forth in Article VI, or at such other location, time or date as may be agreed to in writing by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

      If all the conditions to the Merger set forth in Article VI will have been satisfied or waived in accordance herewith and this Agreement will not have been terminated as provided herein, the parties hereto will cause Articles of Merger meeting the requirements of the GBCC, substantially in the form attached hereto as Exhibit A (the "Articles of Merger"), to be properly executed and filed in accordance with the GBCC on the Closing Date. The parties intend that the Articles of Merger -- and thereby the Merger -- shall be effective upon filing on and as of the Closing Date; hence all references to the Closing Date herein shall mean the effective time of the Merger under the GBCC.

1.3   Effect of the Merger

      Upon the terms and subject to the conditions of this Agreement, upon the Merger (i) the separate corporate existence of Trans Waste will cease and Trans Waste will be merged with and into Subsidiary (Subsidiary after the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the articles of incorporation of Subsidiary will be the articles of incorporation of the Surviving Corporation, (iii) the bylaws of Subsidiary will be the bylaws of the Surviving Corporation, (iv) the directors of Subsidiary will be the directors of the Surviving Corporation and the officers of the Surviving Corporation will be appointed by the directors of the Surviving Corporation, (v) all the property, rights, privileges, powers and franchises of Trans Waste and Subsidiary will vest in the Surviving Corporation and all debts, liabilities and duties of Trans Waste and Subsidiary will become the debts, liabilities and duties of the Surviving Corporation, (vi) the name of the Surviving Corporation shall be "Trans Waste Services, Inc.", and (vii) the Merger will have all the effects provided by applicable law.



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1.4   Tax-Free Reorganization

      The parties intend that, for federal income tax purposes, the Merger will constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, except to the extent of any "boot" received, and the parties will not take any actions that disqualify the Merger for such treatment.

1.5   Further Actions

      If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Trans Waste and Subsidiary, the officers and directors of Trans Waste and Subsidiary are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.


                                   ARTICLE II

          CONSIDERATION; EFFECT OF MERGER; EXCHANGE OF CERTIFICATES

2.1   Consideration

      At the Closing, in consideration for the Merger and subject to the terms and conditions of this Agreement, Waste Industries will pay to the Shareholders at the Closing:

      (a) Equity Consideration. Waste Industries will issue to the Shareholders the number of shares of its common stock (the "Waste Industries Common Stock") equal to the quotient of Fourteen Million Seven Hundred Thousand Dollars ($14,700,000) divided by the Closing Price, as defined in Schedule 2.1(a); provided, however, that the number of shares of Waste Industries Common Stock equal to One Million Twenty Nine Thousand Dollars ($1,029,000) divided by the Closing Price (the "Equity Holdback Amount") will be held back pursuant to
Article IX. The number of shares of Waste Industries Common Stock issued to the Shareholders pursuant to this Section 2.1(a) and the Equity Holdback Amount, as adjusted pursuant to this Agreement, will hereinafter be referred to as the "Equity Consideration". The Equity Consideration shall be divided between the Shareholders based on their respective ownership interests in Trans Waste at Closing.

      (b) Cash Consideration. In addition, Subsidiary will pay to the Shareholders, based on their respective ownership interests in Trans Waste at Closing, Ten Million Dollars ($10,000,000) plus:

            (i) an amount equal to all cash on hand, bank balances, money market accounts, certificates of deposit and other liquid assets of Trans Waste as of close of business on August 31, 1998 (collectively, the "Cash"); plus



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            (ii) an amount equal to the face value of the accounts receivable of Trans Waste as of close of business on August 31, 1998 (the "Accounts Receivable"); plus

            (iii) Trans Waste's proportionate share of its prepaid expenses set forth on Schedule 2.1(b)(iii), determined as of close of business on August 31, 1998, based on a 365-day year; plus

            (iv) an amount equal to the cost of assets purchased by Trans Waste to pursue the "roll off" business as reflected on Schedule 2.1(b)(iv); plus

            (v) an amount equal to the purchase price for the Optioned Acres adjoining the New Coffee County Landfill site pursuant to Section 7.11, hereof, if purchased by Trans Waste prior to Closing; plus

            (vi) an amount equal to Trans Waste's legal fees and costs paid for preparation of the HSR Filing (as defined below), as set forth on Schedule 2.1(b)(vi), less

            (vii) an amount equal to (A) any prepayments received by Trans Waste on or prior to August 31, 1998 for services to be performed after the Closing Date, (B) Trans Waste's share of all unpaid 1998 personal property and ad valorem taxes with respect to the Assets, prorated between Trans Waste and the Surviving Corporation as of close of business on August 31, 1998 based on a 365-day year; (C) Balance Sheet Liabilities outstanding as of close of business on August 31, 1998, as set forth on Schedule 2.1(b)(vii), (D) Trans Waste's share of the Fairness Hearing costs pursuant to Section 7.3 hereof, and (E) the Cash Holdback Amount (as defined below);

in cash payable by certified check or wire transfer of funds (the "Cash Payment"). Seven Hundred Thousand Dollars ($700,000) (the "Cash Holdback Amount"), plus an amount estimated by Trans Waste to be equal to all accrued and unpaid federal and state income taxes arising out of Trans Waste's operations through August 31, 1998, as set forth on the Schedule 2.1(b)(vii) (the "Tax Holdback Amount"), will be held back pursuant to Article IX. The amounts represented by Sections 2.1(b)(i) - (vii) shall be calculated and paid at Closing per a statement of such amounts and calculations prepared by Trans Waste as of July 31, 1998 (the "July 31, 1998 Adjustment Statement"), which shall be delivered to Waste Industries prior to Closing. Following Closing, the Shareholders, at their expense, shall cause there to be prepared a statement of amounts represented by Section 2.1(b)(i) - (vii) and calculations as of August 31, 1998, and a statement of all nonrecurring expenses of Trans Waste arising from the transactions contemplated herein (e.g., Trans Waste's attorneys' and accountants' fees and costs, et cetera) that have not been paid or accrued by Trans Waste by August 31, 1998, which will be accrued as of August 31, 1998 and deemed to be a Balance Sheet Liability for purposes of Section 2.1(b)(vii) (together, the "Closing Adjustment Statement"). The Closing Adjustment Statement will be reviewed by Waste Industries and the Surviving Corporation pursuant to
Section 9.2(f) within one hundred twenty (120) days after Closing and any deficits in the amounts paid by Waste Industries and the Subsidiary at Closing pursuant to the July 31, 1998 Adjustment Statement shall be promptly paid to the Shareholders by Waste Industries and any surplus paid by Waste Industries or the Subsidiary at Closing pursuant thereto shall be deducted from the Holdback Amount. The Cash


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

Payment and the Cash Holdback Amount, as adjusted pursuant to this Agreement, will hereinafter be referred to together as the "Cash Consideration".

The term "Balance Sheet Liabilities" as used herein shall mean the liabilities of Trans Waste existing on the Closing Date, which are of the same nature as those which appear on Trans Waste's March 31, 1998 balance sheet which has previously been provided by Trans Waste to Waste Industries. Trans Waste shall use commercially reasonable efforts to pay off its Balance Sheet Liabilities on or before the Closing.

      (c) Fractional Shares. No fraction of a share of Waste Industries Common Stock will be issued by virtue of the Merger, but in lieu thereof the Shareholders who would otherwise be entitled to a fraction of a share of Waste Industries Common Stock pursuant to the Merger (after aggregating all fractional shares of Waste Industries Common Stock to be received by such holders) will receive at Closing from Waste Industries an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the Closing Price.

      (d) Securities Laws. The parties acknowledge and agree that the Waste Industries Common Stock and the transaction contemplated under this Agreement are and will be subject to applicable federal and state securities laws and regulations.

      (e) Capital Stock of Subsidiary. The Merger will effect no change in any of the shares of capital stock of Subsidiary which will continue to be issued and outstanding and will not be converted as a result of the Merger. Each stock certificate of Subsidiary evidencing ownership of such certificates will continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

2.2 Surrender of Trans Waste Common Stock Certificates and Delivery of Waste Industries Common Stock

      (a) Transfer Agent. Prior to the Closing Date, Waste Industries will appoint Continental Stock Transfer & Trust, Co. to act as the transfer agent (the "Transfer Agent") in the Merger.

      (b) Surrender of Trans Waste Stock Certificates. At the Closing, the Shareholders will surrender all of their certificate(s) which, on the Closing Date, will represent all of the authorized, issued and outstanding common stock of Trans Waste (the "Trans Waste Certificates"), duly endorsed with appropriate stock powers.

      (c) Issuance of Waste Industries Common Stock Certificates. Within five
(5) business days after the Closing Date, provided that the Shareholders will have surrendered all of their Trans Waste Certificates pursuant to Section 2.2(b), Waste Industries will deliver to the Shareholders in accordance with this Article II, through the Transfer Agent's customary procedures, one or more stock certificates representing the Equity Consideration less the Equity Holdback Amount (the "Waste Industries Common Stock Certificates") and the surrendered Trans Waste Certificates will forthwith be cancelled. Regardless of the date of delivery of the Waste Industries Common Stock Certificates to the


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


Shareholders, the Equity Consideration will be deemed issued to the Shareholders at Closing, subject to Article IX hereof.

2.3   Restricted Securities

      The shares of Waste Industries Common Stock issued in connection with the Merger will be "restricted securities" as defined under the Securities Act of 1933, as amended (the " 1933 Act"), and Rule 144 promulgated thereunder and may only be sold or otherwise transferred pursuant to an effective registration statement under the 1933 Act or an exemption from the registration requirements of the 1933 Act, or unless a favorable order is issued in connection with a "fairness hearing" held pursuant to Section 3(a)(10) of the 1933 Act. It is understood that the certificates evidencing the shares of Waste Industries Common Stock issued in connection with the Merger will bear the following legend:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

Notwithstanding anything to the contrary herein, Waste Industries will remove all restrictive securities law legends from certificates evidencing the shares of Waste Industries Common Stock issued in connection with the Merger during any period in which the resale of such shares is covered by an effective registration statement under the 1933 Act. The Shareholders agree that any resale of their Waste Industries Common Stock will be effected through one of Waste Industries' market makers.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                  OF THE SHAREHOLDERS REGARDING TRANS WASTE

      Subject to the disclosure schedules that have been delivered to Waste Industries, initialed and attached hereto (the "Trans Waste Disclosure Schedules"), each of the Shareholders and Cannon and Taylor, jointly and severally, represent and warrant to Waste Industries and Subsidiary as set forth below. The following representations and warranties will be deemed given as of the Closing Date. As used in this Agreement, the terms "knowledge", "best of knowledge" or similar phrases refer to the actual knowledge of Cannon, Taylor, Margaret Hart, Neal Adcox and/or Stan Logue (each, a "Key Person"), with respect to the matter in question, unless otherwise noted herein.



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

3.1   Corporate Existence, Good Standing and Authority

      Trans Waste is a corporation duly organized, validly existing and in good standing under the laws of Georgia. Trans Waste is a "C corporation" under Subchapter C of the Code. Trans Waste has full corporate power and authority to carry on its businesses as now being conducted and is entitled to own, lease, or operate the property and assets now owned, leased, or operated by it and has no offices outside of the State of Georgia. Trans Waste is qualified to do business, is in good standing and, to the knowledge of each Key Person, has all required and appropriate licenses in each jurisdiction in which failure to obtain or maintain such qualification, good standing, or licensing (i) would, individually or in the aggregate, have or reasonably could be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations, or prospects (a "Material Adverse Effect") of Trans Waste taken as a whole or (ii) would result in a material breach of any of the other representations, warranties, or covenants set forth in this Agreement. Trans Waste has all requisite corporate power and authority to enter into this Agreement and all agreements and other documents to be entered into in connection herewith and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions of Trans Waste. This Agreement has been duly executed and delivered by Trans Waste and constitutes the valid and binding obligation of Trans Waste, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and rules of law governing specific performance, injunctive relief, or other equitable remedies.

      To each Key Person's knowledge, except as set forth on Schedule 3.14, no consent, waiver, approval, order, or authorization of, or registration, declaration, or filing with, any court, administrative agency, or commission or other governmental authority or instrumentality ("Governmental Entity"), or any third party, is required to be made or obtained by Trans Waste in connection with the execution and delivery of this Agreement by Trans Waste or the consummation by Trans Waste of the transactions contemplated hereby, except for
(i) the filing of the Articles of Merger with the Georgia Secretary of State and, if applicable, appropriate documents with the relevant authorities of other states in which Trans Waste is qualified to do business, (ii) approval of the Federal Trade Commission and the U.S. Department of Justice of the Merger in response to filing by the parties of Hart-Scott-Rodino Notification and Report Forms (the "HSR Filing"), (iii) procurement of EPD Permits as required under
Section 7.11 hereof, and (iv) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Material Adverse Effect on Trans Waste.

3.2   Capitalization

      The authorized capital stock of Trans Waste consists of Ten Thousand (10,000) shares of Common Stock, no par value, all of which are issued and outstanding and owned by the Shareholders as follows:

                        Thomas C. Cannon IRA....6,000 shares
                        MML Limited Partnership.4,000 shares

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

All of the above shares of Trans Waste's Common Stock ("Trans Waste Common Stock") are duly authorized, validly issued, fully paid and nonassessable, and constitute all of the issued and outstanding capital stock of Trans Waste; provided, however, that approximately three percent (3%) of the shares of Trans Waste Common Stock shall be redeemed by Trans Waste prior to Closing (the "Redemption Shares") as consideration for the distribution by Trans Waste to the Shareholders of Trans Waste's ownership interest in Barber Petroleum Equipment Company, Inc., Pyramid Environmental Group, Inc., Central Georgia Waste Services, Inc. and those assets listed on Schedule 3.7(b) hereto. Any tax liability to Trans Waste resulting from such redemption shall be included in the Balance Sheet Liabilities and deducted from the Cash Consideration at Closing pursuant to Section 2.1(b)(vii) hereof. Except as reflected in the Balance Sheet Liabilities, the redemption shall have no adverse tax effect on Waste Industries or the Surviving Corporation. None of the Trans Waste Certificates have been lost, stolen or destroyed and all of the Trans Waste Certificates representing all of the Trans Waste Common Stock are available for surrender at Closing pursuant to Section 2.2(b) hereof. Except as set forth in Schedule 3.2, there are no options, warrants, conversion rights, rights of exchange, or other rights, plans, agreements, or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase by or from Trans Waste, issuance by Trans Waste, or sale by Trans Waste of any shares of its capital stock or any securities convertible into or exchangeable for any shares of capital stock of Trans Waste. The Trans Waste Common Stock is free and clear of all liens, mortgages, pledges, security interests, charges, encumbrances, and other adverse claims or interest of any kind.

3.3   Assets

      The assets of Trans Waste to be transferred to Subsidiary at the Closing as a result of the Merger (the "Assets") will include, without limitation, those containers, compactors, equipment, tools, vehicles, records, documents, data and other personal property set forth on Schedule 3.3A, the Accounts Receivable set forth on Schedule 3.10, the Contracts set forth on Schedule 3.17, and leasehold interests set forth on Schedules 3.8A and 3.8B. Except as identified on Schedule 3.3B, Trans Waste has good and marketable title to all of its Assets, free and clear of all liens, mortgages, pledges, security interests, conditional sales agreements, charges, encumbrances, and other adverse claims or interest of any kind, and except for liens for taxes not yet due and payable, and mechanics' liens, materialmen's liens, and other liens arising by operations of law, which liens do not in any case materially and adversely affect Trans Waste's title to the Assets, Trans Waste's use of the Assets or the value of such Assets. Each of the Assets will be transferred to Subsidiary at the Closing in reasonably good and serviceable operating condition, normal wear and tear excepted. Trans Waste's interest in the buildings, plants, structures, and equipment of Trans Waste to be acquired by Subsidiary by means of the Merger are sufficient for the continued conduct of Trans Waste's business after the Closing in substantially the same manner as conducted prior to the Closing.

3.4   Subsidiaries

      At Closing, Trans Waste will not own, directly or indirectly, any stock or other interests in any other entity.



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

3.5   Financial Statements

      Trans Waste has delivered to Waste Industries prior to the execution of this Agreement the consolidated balance sheets and income statements for the periods ended September 30, 1995, 1996 and 1997 (the "Trans Waste Consolidated Financial Statements") and the unconsolidated balance sheets and income statements for the periods ended September 30, 1995, 1996 and 1997 and interim statements through July 31, 1998 (the "Trans Waste Unconsolidated Financial Statements"), copies of which are attached hereto as Schedule 3.5. (Together, the Trans Waste Consolidated Financial Statements and the Trans Waste Unconsolidated Financial Statements are referred to herein as the "Trans Waste Financial Statements".) The Trans Waste Consolidated Financial Statements are reviewed and include a review report. The Trans Waste Unconsolidated Financial Statements have been prepared by the internal accounting staff of Trans Waste from the books and records of Trans Waste and (a) include all normal and recurring adjustments except that an accrual for income tax has been omitted,
(b) are in conformity with accrual basis of accounting principles, except for income tax accruals, applied on a basis consistent with preceding years and throughout the periods involved, and (c) present fairly the financial position and results of operations of Trans Waste on the basis of accounting referred to herein as of the dates of such statements and for the periods covered thereby in all material respects. The books of account of Trans Waste have been kept accurately in all material respects in the ordinary course of Trans Waste's business as has normally been conducted (the "Ordinary Course of Business"), the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects.

3.6   Average Monthly Service Revenue

      Trans Waste's combined average monthly service revenue for the months of January, February, March and April 1998, will be at least One Million Twenty-Three Thousand Eight Hundred Forty-Six Dollars ($1,023,846) per month ("Average Monthly Revenue").

3.7   Absence of Certain Changes

      Except as set forth on Schedule 3.7, since December 31, 1997:

      (a) Compensation and Benefits. There has been no increase in the compensation or benefits paid or payable by Trans Waste, other than in the Ordinary Course of Business, to any of its officers, directors, employees, agents, consultants or shareholders, including any grant of severance or termination pay to any director, officer or employee of Trans Waste, or any deferred compensation or similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Trans Waste.

      (b) Dividends and Distributions. There has been no declaration, setting aside or payment of dividends or distributions in respect of the capital stock of Trans Waste, any split-up or other recapitalization in respect of the capital stock of Trans Waste, except (i) dividends declared and paid prior to the Closing Date to the Shareholders, and (ii) certain assets to be retained by, or sold at fair market value to, the Shareholders as listed on Schedule 3.7(b).

      (c) Material Adverse Effect. There has been no Material Adverse Effect on Trans Waste.

      (d) Capital Stock. There has been no issuance, transfer, sale, or pledge by Trans Waste of any shares of its capital stock or other securities or any commitment, option, right, or privilege under which Trans Waste is or may become obligated to issue any shares of its capital stock or other securities.

      (e) Loans. No loan has been made or agreed to be made by Trans Waste other than in the Ordinary Course of Business, nor has Trans Waste become liable or agreed to become liable as a guarantor with respect to any loan or other indebtedness of Trans Waste, Cannon, Taylor or either of the Shareholders, or any third party.

      (f) Waiver of Rights. To each Key Person's knowledge, Trans Waste has not waived or compromised any right of material value or any payment, direct or indirect, of any material debt, liability, or other obligation.

      (g) Accounting. Trans Waste has not changed any of its accounting methods, practices, or policies (including any change in revenue recognition, depreciation or amortization policies or rates) or revalued any of its assets.

      (h) Intangible Assets. There has been no sale, assignment, or transfer of, or royalty arrangement with respect to any of Trans Waste's trade names, trade marks, service marks or logos of material value.

      (i) Property Transactions. Other than in the Ordinary Course of Business, there has been no sale, lease or disposition of, any property or asset, tangible or intangible, of Trans Waste.

      (j) Amendments. There has been no change in or amendment to the articles or bylaws of Trans Waste, except as contemplated by this Agreement.

      (k) Commitments. There has been no agreement or commitment by Trans Waste, Cannon, Taylor or either of the Shareholders to do any of the things described in this Section 3.7.

      (l) Employees. There has been no resignation or termination of employment of any key officer or employee of Trans Waste or, to the knowledge of any Key Person, any impending resignation or termination of employment of any such officer or employee.

3.8   Real Property

      Except as set forth on Schedule 3.8A, Trans Waste does not own any real property or improvements. Set forth on Schedule 3.8B is a description of all leases (written or oral) of all real property leased or used by Trans Waste (the "Real Property"), or any portion thereof. The New Coffee County Landfill, if permitted by applicable Governmental Entities and constructed as set forth under
Section 7.11 hereof, will have the waste disposal volume availability indicated in the

Trans Waste Services, Inc. Financial Projections Fiscal Years Ending September 30, 1998 - 2002, previously delivered to Waste Industries (the "Trans Waste Pro Forma").

3.9   Inventories

      All inventory of Trans Waste consists, and at the Closing Date will consist, solely of inventory of the kind, quality and quantity regularly and currently used in its business.

3.10  Accounts Receivable

      Schedule 3.10 contains (i) a complete and accurate list of Trans Waste's accounts and notes receivable as of the date indicated thereon, which Schedule will be updated as of the Closing Date, and (ii) a complete and accurate schedule showing the aging of such accounts and notes receivable (other than loans by Trans Waste to its employees, which are set forth on Schedule 3.7). Such accounts and notes receivable arose in bona fide arm's-length transactions in the normal course of business, and are valid and binding obligations of the account debtors without, to each Key Person's knowledge, counterclaims, setoffs, or other defenses thereto, and are collectible in the Ordinary Course of Business. The values at which accounts and notes receivable are carried on Trans Waste's books and records reflect the receivables valuation policy of Trans Waste, which is consistent with its past practice.

3.11  Indebtedness and Payables

      Schedule 3.11 lists every contract, agreement, franchise, mortgage, indenture, bond, security agreement, or other instrument under or pursuant to which Trans Waste has outstanding indebtedness for borrowed money or the extension of credit, or any payables or accrued expenses, including all interest, fees and penalties payable thereunder.

3.12  Litigation

      Except as provided for on Schedule 3.12 attached hereto, no investigation, claim, litigation, arbitration or other proceeding is pending or, to each Key Person's knowledge, threatened by or against Trans Waste, its properties or assets, the Trans Waste Common Stock or the officers or directors of Trans Waste before any court or government agency, and to each Key Person's knowledge, no facts exist that could reasonably be expected to result in any such litigation, arbitration, or proceeding.

3.13  Compliance with Law

      To the best of each Key Person's knowledge, Trans Waste is not in violation of, or the subject of any investigation for violation of, any laws, regulations, or administrative orders applicable to its business. To each Key Person's knowledge, there is no judgment, writ, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality, or arbitrator outstanding against Trans Waste, its properties or assets, or the Trans Waste Common Stock, or that would prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or which would have the effect of prohibiting or materially impairing any current or future business practice of

Trans Waste, any acquisition of property of Trans Waste, or the conduct of business by Trans Waste as currently conducted.

3.14  No Breach

      Except as set forth on Schedule 3.14, subject to the satisfaction of the conditions set forth in Article VI, the consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a conflict with, violation or default of, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of, the articles or bylaws of Trans Waste, any Permits (as defined below) or any Contract (as defined below); (ii) an event that would permit any party to terminate any material Contract or to accelerate the maturity of or permit the subordination of any indebtedness or other material obligation of Trans Waste; (iii) the creation or imposition of any material lien, charge, or encumbrance on any of the assets of Trans Waste or the Trans Waste Common Stock; or (iv) a conflict with, or a violation or breach of, any material law, rule, or regulation of any Governmental Entity, or any judgment, order, injunction, or decree applicable to Trans Waste, its assets or the Trans Waste Common Stock.

3.15  Employee Contracts and Benefits

      (a) Except as set forth on Schedule 3.15, Trans Waste is not a party to or bound by any employment, consulting or severance agreement, or any profit sharing, stock option, stock purchase or stock appreciation plan. Trans Waste is not a party to or bound by any collective bargaining agreement nor is Trans Waste involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of Trans Waste's employees, nor is any Key Person aware of any intention by any such unit or group to commence any organizational activities among Trans Waste's employees. Trans Waste has previously provided Waste Industries copies of (i) each written (and a written summary thereof if unwritten) deferred compensation, bonus, pension, and any other employee benefit plan, contract, agreement, or other arrangement providing for compensation or other benefits to employees (including officers) or independent contractors, individually or as a group, to which Trans Waste is a party or by which it is bound; (ii) each "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") maintained by Trans Waste or to which Trans Waste contributes or is required to contribute, including any multiemployer pension plan; (iii) each "employee welfare benefit plan," as defined in Section 3(1) of ERISA, maintained by Trans Waste or to which Trans Waste contributes or is required to contribute, including any multiemployer welfare plan, and each other plan under which "fringe benefits" (including, without limitation, vacation plans or programs, severance benefits, supplemental retirement, sabbatical, sick leave plans or programs, dental, vision, or medical plans or programs, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, and related or similar benefits) are afforded to employees of, or otherwise required to be provided by, Trans Waste and (iv) other fringe or employee benefit plans, programs, or arrangements.

      (b) With respect to each benefit plan that is subject to Title IV of ERISA, to each Key Person's knowledge there is no unfunded accrued liability, all minimum funding standards have been satisfied, and all insurance premiums payable with respect to periods up to and including the Closing

Date have been or will be timely paid by Trans Waste; and no material amount is, and as of the Closing Date no amount will be, due or owing from Trans Waste to any "multiemployer plan" (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom. There has been no prohibited transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any employee benefit plan maintained by Trans Waste. Each Trans Waste employee benefit plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") stating that it is so qualified and to each Key Person's knowledge, nothing has occurred since the date of the letter that could reasonably be expected to affect the qualified status of such plan. No employee benefit plan provides medical benefits to any former employees (including retirees) of Trans Waste, other than benefits required to be provided under applicable law, including Section 4980B of the Code. With respect to each employee benefit plan, Trans Waste has complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and
(ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder.

      (c) Trans Waste has complied in all material respects with all applicable laws, rules, and regulations relating to employment, including those relating to wages, hours, collective bargaining, discrimination in employment, terms and conditions of employment, occupational safety and health and employment practices, unfair labor practices, and the payment and withholding of taxes and other sums as required by appropriate governmental authorities. Except as set forth in Schedule 3.15, all employee benefit plans, as defined in Section 3(3) of ERISA, of Trans Waste in effect at any time since Trans Waste's inception are now, to each Key Person's knowledge, and have always been, established, maintained, and operated in accordance, in all material respects, with all applicable laws (including, without limitation, ERISA and the Code) and all regulations thereunder and in accordance, in all material respects, with their plan documents. To each Key Person's knowledge, there is no unfunded liability for accrued benefits, whether or not vested, under any funded employee benefit plan, and all contributions required to be made to or with respect to each employee benefit plan and all costs of administering each employee benefit plan have been completely and timely made or paid.

      (d) Trans Waste maintains and conducts a comprehensive employee drug testing program in accordance with federal Department of Transportation standards.

3.16  Insurance

      Set forth on Schedule 3.16 are copies of all policies of insurance of any nature whatsoever maintained by Trans Waste pertaining to Trans Waste's business, showing, among other things, the amount of coverage, the company issuing the policy, and the expiration date of each policy. Such policies are in full force and effect, and such policies, or other policies covering substantially the same risks, have been in full force and effect continuously for the past three (3) years. Copies of all current insurance policies of Trans Waste have been made available to Waste Industries for inspection. Trans Waste is not materially in default under any of such policies, and Trans Waste has not failed to give any notice or to present any claim under any such policy in a due and timely fashion. Set forth also on Schedule 3.16 is a list of all claims made under such policies in the last three (3) years.

3.17  Contracts and Permits

      Set forth on Schedule 3.17 is a complete and accurate list of:

      (a) Each contract and account, whether written or oral, between Trans Waste and any party to whom and pursuant to which Trans Waste provides or will provide products or services which provide for the receipt by Trans Waste of more than One Thousand Dollars ($1,000) annually;

      (b) Each contract (except for real property leases, evidence of indebtedness, and insurance contracts), whether written or oral, between Trans Waste and any party to whom Trans Waste paid, or is obligated to pay, more than Five Thousand Dollars ($5,000) for the twelve (12) month period ended June 30, 1998, or any subsequent twelve (12) month period;

      (c) Each material permit, license, franchise, and other material certificate or authorization issued to Trans Waste by any Governmental Entity having jurisdiction in any area in which Trans Waste provides products or services (a "Permit" or "Permits");

      (d) Each agreement, contract, or commitment containing any covenant limiting the freedom of Trans Waste, Cannon, Taylor or either of the Shareholders to engage in any line of business or compete with any person;

      (e) Each joint venture or partnership agreement to which Trans Waste is involved;

      (f) Each agreement, contract or commitment relating to capital expenditures (including, without limitation, capitalized leases and plant or equipment leases) involving future obligations of Trans Waste in excess of One Thousand Dollars ($1,000) and not cancelable without penalty;

      (g) Each agreement or plan to which Trans Waste is a party or by which it is bound, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

      (h) Each agreement of indemnification or guaranty to which Trans Waste is a party or by which it is bound other than indemnification provisions in Trans Waste's articles of incorporation or bylaws; and

      (i) Each agreement, contract, or commitment to which Trans Waste is a party or by which it is bound relating to the disposition or acquisition of assets not in the Ordinary Course of Business or any ownership interest in any corporation, partnership, joint venture, or other business enterprise.

The contracts and agreements (other than the Permits) that are required to be identified above are hereinafter referred to as the "Contracts". True and complete copies of each written Contract and true and complete written summaries of each oral Contract have been made available to Waste Industries by Trans Waste. Except as set forth in Schedule 3.17:

            (i) Each of the Contracts is a valid, binding and enforceable agreement of Trans Waste and will continue to be valid, binding and enforceable after the Closing except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and rules of law governing specific performance, injunctive relief, or other equitable remedies;

            (ii) As of the date hereof, no Key Person has any reason to believe that Trans Waste will not be able to fulfill all of its material obligations under the Contracts that remain to be performed after the date hereof, and Trans Waste has not been notified by any governmental or other party that such party intends to cancel, terminate or modify any of such Contracts, and no Key Person knows of any grounds for any such cancellation, termination, or modification;

            (iii) There has not occurred any continuing material default (or event that, upon the provision of notice or lapse of time or both, would become a material default) under any of the Contracts on the part of Trans Waste;

            (iv) The Permits are the only governmental and other permits, licenses, franchises, and other certificates and authorizations that are required for and are material to the operation of Trans Waste's business in the manner conducted prior to Closing;

            (v) The Permits are in full force and effect, are assignable to and assumable by Subsidiary by operation of law and without penalty as of the Closing Date, and the continuing validity and effectiveness of such Permits will not be affected by the transactions contemplated by this Agreement; and

            (vi) Trans Waste is in compliance in all material respects with all material conditions or requirements of the Permits applicable thereto and has not been notified by any Governmental Entity that such entity intends to cancel, terminate, or modify any such Permits, and no Key Person knows of any valid grounds for any such cancellation, termination, or modification.

      Trans Waste has provided Waste Industries with true, correct and complete copies of each Permit listed on Schedule 3.17.

3.18  Charter Documents

      Trans Waste has provided to Waste Industries for its examination complete and accurate copies of its articles and bylaws, both as amended to the date hereof (and there will be no further amendments except as contemplated by this Agreement); (ii) its minute books and (iii) its stock transfer books. Trans Waste is not in violation of any term of its articles, bylaws or other organizational documents.

3.19  Directors, Officers and Employees

      Schedule 3.19 sets forth a true and complete list of the names and current salaries of all directors, officers and employees of Trans Waste.

3.20  Powers of Attorney; Bank Accounts

      Schedule 3.20 sets forth (i) the names and addresses of all persons holding a power of attorney on behalf of Trans Waste and (ii) the names and addresses of all banks or other financial institutions in which Trans Waste has an account, deposit, or safe-deposit box, with the number and a description of the account and the names of all persons authorized to draw on such accounts or deposits or to have access to such boxes.

3.21  Environmental Matters

      Except as set forth on Schedule 3.21:

      (a) To each Key Person's knowledge, Trans Waste is not in violation of or default under any law or regulation, or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Trans Waste.

      (b) To each Key Person's knowledge, Trans Waste has, at all times, complied in all material respects and is in compliance in all material respects with all local, state and federal laws, statutes, ordinances, rules and regulations dealing with the protection of the environment or public health and safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (codified as amended, 42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act (codified as amended, 42 U.S.C. ss.ss. 6901 et seq.) ("RCRA"), and equivalent Georgia laws including, without limitation, Chapters 13 and 14 of Title 12 of the Official Code of Georgia Annotated, as amended. (collectively, "Environmental Laws").

      (c) With respect to Trans Waste's business, to each Key Person's knowledge, Trans Waste has obtained all required local, state and federal permits, licenses, certificates and approvals, if any, relating to: (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any local, state or federal statute, ordinance or regulation); (vi) the use, storage, transportation or disposal of petroleum or petroleum products; or (vii) other environmental, health and safety matters.

      (d) With respect to Trans Waste's business, Trans Waste has not caused, suffered, permitted or sustained any emission, spill, release or discharge of any toxic or hazardous substances or wastes, or any petroleum products, in any reportable quantities, into or upon: (i) the air; (ii) soils or any improvements located thereon, whether on the Real Property or elsewhere;

(iii) surface water or groundwater; or (iv) a sewer, septic system or waste treatment, storage or disposal system except in accordance with applicable law or a valid government permit, license, certificate or approval.

      (e) To each Key Person's knowledge, there are no actual or potential claims, orders, directives, citations or causes of action based on a violation of any local, state or federal statutes, ordinances or regulations dealing with the protection of the environment or public health and safety, including, but not limited to, Environmental Laws or common law claims or causes of action based upon Trans Waste's involvement with or use of any substance regulated by local, state or federal statutes, ordinances or regulations dealing with the protection of the environment or public health and safety.

      (f) With respect to Trans Waste's business, none of the officers, directors or shareholders (including employees responsible for environmental matters) of Trans Waste has received oral or written notice of any actual or potential claims, orders, directives, citations or causes of action under any local, state or federal statutes, ordinances or regulations dealing with the protection of the environment or public health and safety, including, but not limited to, Environmental Laws, based upon or arising out of its actual or alleged disposal of hazardous wastes or substances, whether on or off real property being operated by Trans Waste.

      (g) To each Key Person's knowledge, there are no conditions on any of the Real Property which may reasonably be expected to give rise to any claim, order, directive, citation or cause of action based on any local, state or federal statute, ordinance or regulation dealing with protection of the environment or public health and safety, including, but not limited to, Environmental Laws.

      (h) Set forth on Schedule 3.21(h) is a complete and accurate list of locations (identified by address, type of facility and type of waste) to which Trans Waste has, in connection with Trans Waste's business, transported, or caused to be transported or arranged for any third party to transport any type of waste material for storage, treatment, burning or disposal activities.

      (i) Set forth on Schedule 3.21(i) is a complete and accurate list of underground storage tanks owned and/or operated by Trans Waste, whether on the Real Property or otherwise.

      (j) Trans Waste has not released any person from any claim under any of the Environmental Laws or expressly waived any rights or defenses concerning any environmental conditions.

3.22  Affiliate Relationships

      Except as set forth on Schedule 3.22, neither Trans Waste, Cannon, Taylor nor either of the Shareholders has any material financial interest, direct or indirect, in any supplier or service provider to, customer of, or any other party to any contract or other arrangement that is material to Trans Waste. Neither Trans Waste, Cannon, Taylor, any Shareholder, officer, director of Trans Waste or partner of MML (or any spouse of any of such persons or any trust, partnership or corporation in which any of such persons has or has had a material economic interest) has or has had, directly or indirectly, (i) an interest in any entity that furnishes or sells a material amount of services or products that Trans Waste also furnishes or sells, or proposes to furnish or sell, (ii) any interest in any entity that purchases from or sells or furnishes to Trans Waste any material amount of products or services, or (iii) a beneficial interest in any Contract, Real Property, Intangible Property Right, or in any Asset to which Trans Waste does not have title; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation will not be deemed an "interest in any entity" for purposes of this Section 3.22.

3.23  Intangible Property

      Trans Waste owns exclusively or has sufficient rights to use all trademarks, service marks, logos, trade names, copyrights, licenses, and rights necessary to its business as now conducted or as currently proposed by Trans Waste to be conducted ("Intangible Property Rights"). To each Key Person's knowledge the Intangible Property Rights are free and clear of all liens, charges, claims, and restrictions and Trans Waste is not infringing upon the right or claimed right of any person under or with respect to any of the foregoing. There are no outstanding agreements of any kind relating to the foregoing between Trans Waste and any third party, nor is Trans Waste bound by or a party to any agreements of any kind with respect to the trademarks, service marks, logos, trade names, copyrights, licenses, information or proprietary rights of any other person or entity. Trans Waste has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any trademark, service mark, logo, trade name, copyright, or other proprietary right of any other person or entity. To each Key Person's knowledge, there is no infringement by any other person or entity of any of the Intangible Property Rights. No director, shareholder, officer or current or past employee of Trans Waste owns, directly or indirectly, in whole or in part, any of the Intangible Property Rights.

3.24  Employee Agreements

      (a) Trans Waste's employees are employed "at will", and except as provided under Section 7.5 hereof, no person is party to any agreement, written or oral, that provides for such person's continued or future engagement or employment by Trans Waste or, to each Key Person's knowledge, by the Surviving Corporation.

      (b) To each Key Person's knowledge, neither the execution or the delivery of this Agreement, the carrying on of Trans Waste's business by Trans Waste's employees, nor the conduct of Trans Waste's business as currently conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or a violation of, any fiduciary duty, contract, covenant, or instrument under which any of such employees is now obligated.

3.25  Financial Advisors, Brokers or Finders

      Neither Trans Waste, Cannon, Taylor, nor either of the Shareholders has incurred, or will incur, directly or indirectly, any liability for financial advisors', brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

3.26  Taxes

      Except as set forth on Schedule 3.26:

      All tax returns, statements, reports, and forms (including estimated tax returns and reports and information returns and reports) required to be filed with any taxing authority with respect to any taxable period ending on or before August 31, 1998, by or on behalf of Trans Waste (collectively, the "Trans Waste Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown due thereon on or before August 31, 1998 have been accrued or paid, or will be paid, on or before such date. The Trans Waste Consolidated Financial Statements (i) make adequate provision for all actual and contingent liabilities for taxes with respect to all periods through July 31, 1998, and Trans Waste has not and will not incur any material tax liability in excess of the amount reflected on the Trans Waste Financial Statements with respect to such periods (or if it does incur such liability, it has adequate reserves to cover such liability) and (ii) properly accrue in accordance with income tax accounting principles all liabilities for taxes payable after January 1, 1994, with respect to all transactions and events occurring on or prior to such date. No material tax liability since January 1, 1994, has been incurred other than in the Ordinary Course of Business, and adequate provision has been made for all taxes since that date in accordance with income tax accounting principles on at least a quarterly basis. Trans Waste has withheld and paid to the applicable financial institution or taxing authority all amounts required to be withheld. The applicable period for assessment under applicable law for each Trans Waste Return filed with respect to taxable years up through the taxable year ended September 30, 1994, has expired, after giving effect to extensions or waivers. No audit or examination is currently being conducted by any tax authority with respect to any Trans Waste Return. Neither Trans Waste nor any member of any affiliated or combined group of which Trans Waste has been a member has been granted any extension or waiver of the limitation period applicable to any Trans Waste Return. There is no material claim, audit, action, suit, proceeding, or investigation now pending or, to each Key Person's knowledge, threatened against or with respect to Trans Waste in respect of any tax or assessment. No notice of deficiency or similar document of any tax authority has been received by Trans Waste, and there are no liabilities for taxes (including liabilities for interest, additions to tax, penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any tax authority with Trans Waste that could, if determined adversely to Trans Waste, materially and adversely affect Trans Waste. Trans Waste has not made any payments, is not obligated to make any payments, and is not a party to any agreement (including without limitation this Agreement) that could obligate it to make any payments that will not be deductible under Section 280G of the Code. Trans Waste has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2)(i) of the Code.

3.27  Absence of Certain Business Practices

      Neither Trans Waste, Cannon, Taylor nor either of the Shareholders has given or offered to give anything of value to any governmental official, political party or candidate for government office or taken any other action which, assuming such action was directed to a foreign official, would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law. The foregoing is not intended to refer to lawful campaign contributions made to incumbent and non-incumbent candidates for public office.

3.28  Absence of Undisclosed Liabilities

      To each Key Person's knowledge, except as set forth on Schedule 3.28 or other Trans Waste Disclosure Schedules, Trans Waste does not have any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Trans Waste Financial Statements, (ii) those incurred in the Ordinary Course of Business since September 30, 1997, and consistent with past practice, which in the aggregate do not exceed One Thousand Dollars ($1,000); and (iii) those incurred pursuant to this Agreement.

3.29  Disclosure Complete

      None of the statements by Trans Waste, Cannon, Taylor or either of the Shareholders contained in this Agreement and the schedules and exhibits attached hereto nor any written statement or certificate furnished or to be furnished to Waste Industries or Subsidiary pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which it was made.


                                  ARTICLE III-A

          GENERAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      Each Shareholder hereby severally represents to Waste Industries and Subsidiary that (i) MML is the beneficial and legal owner of the Trans Waste Common Stock set forth opposite MML's name in Section 3.2 hereof and the IRA is the legal owner and Cannon is the beneficial owner of the Trans Waste Common Stock set forth opposite the IRA's name in Section 3.2 hereof, in both cases free and clear of all liens, encumbrances and restrictions other than restrictions on transfer imposed under the applicable securities laws and those set forth on Schedule 3.2, (ii) such Trans Waste Common Stock may be sold, transferred, assigned and conveyed by such Shareholder to Waste Industries as called for in this Agreement without such sale, transfer, assignment and conveyance constituting a breach or default by Shareholder of any provision of any agreement or covenant by which such Shareholder is bound and (iii) such Shareholder has all requisite legal power and authority, and has taken any and all steps necessary, to sell such Trans Waste Common Stock to Waste Industries as called for in this Agreement. Furthermore, each Shareholder hereby severally represents to Waste Industries that the Trans Waste Common Stock identified opposite such Shareholder's name in Section 3.2 hereof are all of the shares of capital stock of Trans Waste owned of record or beneficially by such Shareholder. EACH SHAREHOLDER HEREBY SEVERALLY REPRESENTS AND WARRANTS THAT SUCH SHAREHOLDER IS NOT RELYING ON WASTE INDUSTRIES, SUBSIDIARY, OR ANY LEGAL OR FINANCIAL ADVISORS TO WASTE INDUSTRIES OR SUBSIDIARY FOR

ADVICE ON THE TAX CONSEQUENCES OR FINANCIAL TERMS OF THE MERGER, ANY NONCOMPETE ARRANGEMENTS OR ANY OTHER ASPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND THAT SUCH SHAREHOLDER HAS SOUGHT INDEPENDENT LEGAL AND FINANCIAL ADVICE BEFORE ENTERING INTO THIS AGREEMENT AND CONSUMMATING THE TRANSACTIONS CONTEMPLATED HEREBY.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                       OF WASTE INDUSTRIES AND SUBSIDIARY

      Waste Industries and Subsidiary represent and warrant to Trans Waste and the Shareholders that:

4.1   Organization; Authority

      (a) Waste Industries is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Each corporation has full corporate power and authority to carry on its business as now being conducted and is entitled to own, lease or operate the property and assets now owned, leased or operated by it. Each of Waste Industries and Subsidiary is qualified to do business, is in good standing, and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensure (i) would, individually or in the aggregate, have or reasonably could be expected to have a Material Adverse Effect on Waste Industries or (ii) would result in a material breach of any of its other representations, warranties or covenants set forth in this Agreement.

      (b) No consent, waiver, approval, order, or authorization of, or registration, declaration, or filing with, any court, administrative agency, or commission or other governmental authority or instrumentality ("Governmental Entity"), or any third party, is required to be made or obtained by Waste Industries or Subsidiary in connection with the execution and delivery of this Agreement by Waste Industries and Subsidiary or the consummation by Waste Industries and Subsidiary of the transactions contemplated hereby, except for
(i) the filing of the Articles of Merger with the Georgia Secretary of State and, if applicable, appropriate documents with the relevant authorities of other states in which Waste Industries is qualified to do business, (ii) approval of the Federal Trade Commission and the U.S. Department of Justice of the Merger in response to the HSR Filing, (iii) requisite notices and filings with the U.S. Securities and Exchange Commission, and (ii) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Material Adverse Effect on Waste Industries or Subsidiary.

4.2   Validity of Agreement

      Waste Industries and Subsidiary each have all requisite corporate power and authority to execute and deliver this Agreement and all agreements and other documents to be entered into in connection herewith and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Waste Industries and Subsidiary and constitutes the valid and binding obligation of Waste Industries and Subsidiary, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and rules of law governing specific performance, injunctive relief, or other equitable remedies. The execution and delivery of this Agreement by Waste Industries and Subsidiary, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action, and , except as otherwise provided herein, such execution and delivery do not require the consent, approval or authorization of any person, public authority or other entity.

4.3   Effect of Agreement

      The execution, delivery and performance by Waste Industries and Subsidiary of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with, or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority or any provision of the Articles of Incorporation or Bylaws of Waste Industries or Subsidiary, or any agreement or instrument to which Waste Industries or Subsidiary is a party or by which they are bound or to which they are subject. Except as otherwise provided herein, no consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Waste Industries or Subsidiary to permit the consummation of the transactions contemplated by this Agreement which consent will not have been received before the Closing Date.

4.4   Issuance of Waste Industries Common Stock

      The shares of Waste Industries Common Stock will, when issued and delivered in accordance with this Agreement, be duly and validly authorized and issued, fully paid and nonassessable.

4.5   Disclosure Complete

      None of the statements by Subsidiary or Waste Industries contained in this Agreement and the schedules and exhibits attached hereto nor any written statement or certificate furnished or to be furnished to Trans Waste or the Shareholders pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which it was made.

4.6   Litigation

      Except as set forth in Waste Industries' filings with the Securities and Exchange Commission (the "SEC") required by the Securities and Exchange Act of 1934 (the "Exchange Act"), no investigation, claim, litigation, arbitration or other proceeding is pending or, to Waste Industries' knowledge, threatened by or against Waste Industries or Subsidiary, its properties or assets, the Waste Industries Common Stock, or the officers or directors of Waste Industries before any court or government agency that would be required to be included in such filings.

4.7   No Breach

      Subject to the satisfaction of the conditions set forth in Article VI, the consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a conflict with, violation or default of, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of, the articles or bylaws of Waste Industries or Subsidiary; (ii) an event that would permit any party to terminate any material contract or to accelerate the maturity of or permit the subordination of any indebtedness or other material obligation of Waste Industries; (iii) the creation or imposition of any material lien, charge, or encumbrance on any of the assets of Waste Industries or the Waste Industries Common Stock; or (iv) a conflict with, or a violation or breach of, any material law, rule, or regulation of any Governmental Entity, or any judgment, order, injunction, or decree applicable to Waste Industries, its assets or the Waste Industries Common Stock.

4.8   Financial Advisors, Brokers or Finders

      Neither Waste Industries nor Subsidiary has incurred, or will incur, directly or indirectly, any liability for financial advisors', brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby, except for fees to be paid by Waste Industries to Consolidated Waste Holdings, Inc. and to Marketing Resources Group, Inc. at or following the Closing.

4.9   Securities Laws.

      Waste Industries has made all filings with the SEC required by the Exchange Act. The financial statements and other disclosures filed by Waste Industries with the SEC as required by the Exchange Act met the applicable disclosure requirements under the Exchange Act at the time of filing. Except for the Merger, no event has occurred since the date of filing of Waste Industries' latest Form 10-K (March 30, 1998) that would require Waste Industries to file with the SEC an additional Current Report on Form 8-K.

                                    ARTICLE V

                 CONDUCT AND TRANSACTIONS PRIOR TO THE MERGER

      During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing Date (except as otherwise provided herein), the parties hereto agree (except to the extent that the other parties hereto will otherwise consent in writing) that:

5.1   Conduct of Business of Trans Waste

      Trans Waste will carry on its business in the usual, regular, and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees, and preserve its relationships with customers, suppliers and others having business dealings with it (except as specifically disclosed in the Trans Waste Disclosure Schedules with respect to relationships that are likely to change as a result of the Merger). Trans Waste will promptly notify Waste Industries of any material event or occurrence not in the Ordinary Course of Business, and any event of which Cannon, Taylor or either of the Shareholders is aware that reasonably would be expected to have a Material Adverse Effect on Trans Waste (even if the likelihood of such event has previously been disclosed in the Trans Waste Disclosure Schedules). Except as expressly contemplated by this Agreement or disclosed in the Trans Waste Disclosure Schedules or Schedule 5.1, Trans Waste will not, without the prior written consent of Waste Industries not to be unreasonably withheld or delayed:

      (a) (i) Enter into any commitment or transaction not in the Ordinary Course of Business to be performed over a period longer than thirty (30) days in duration, or purchase or sell any fixed assets, or (ii) commit to provide any services (A) if the expected profit margins are lower than those customarily obtained for provision of similar services by Trans Waste in the past or (B) to any customer with existing accounts receivable more than forty-five (45) days past due (excluding any receivables relating to sales returns) or where Waste Industries has notified Cannon or Taylor or Trans Waste in writing that it is reasonably concerned about the creditworthiness of the customer;

      (b) Violate or, except in the Ordinary Course of Business, amend or otherwise modify the terms of any of the Contracts or Permits set forth on the Trans Waste Disclosure Schedules;

      (c) Grant any severance or termination pay to any director, officer, employee, or consultant, except mandatory payments made pursuant to standard written agreements outstanding on the date hereof (any such agreement or arrangement is to be disclosed in the Trans Waste Disclosure Schedules);

      (d) Adopt or amend any employee benefit plans, programs, policies, or other arrangements, or enter into any employment contract, pay any special bonus or special remuneration to any director, employee, or consultant, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under Trans Waste's normal employee review cycle or in connection with the hiring of employees other than officers in the Ordinary Course of Business, in all cases consistent with past practice;

      (e) Transfer to any third party any rights to Trans Waste's
Intangible Property Rights;

      (f) Commence a lawsuit other than for (i) the routine collection of bills, or (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Waste Industries prior to the filing of such a suit;

      (g) Declare or pay any dividends on or make any other distributions (whether in cash, stock, or property) in respect of any of its capital stock, or split, combine, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except as expressly permitted under this Agreement;

      (h) Issue, deliver, or sell, authorize or propose the issuance, delivery, or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants, or options to acquire, or other agreements or commitments of any character obligating Trans Waste to issue, any such shares or other convertible securities;

      (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any corporation, partnership, association, or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to Trans Waste's financial condition, results of operations, business, or properties taken as a whole;

      (j) Sell, lease, license, or otherwise dispose of any properties or assets of Trans Waste except in the Ordinary Course of Business and consistent with past practices;

      (k) Issue or sell any debt securities or guarantee any debt securities of others or, except in the Ordinary Course of Business, incur any indebtedness for borrowed money or guarantee any such indebtedness;

      (l) Make any capital expenditures, capital additions or capital improvements except in the Ordinary Course of Business consistent with past practice;

      (m) Revalue any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;

      (n) Except as provided in Section 5.1(r) hereof, pay, discharge, or satisfy in an amount in excess of Five Hundred Dollars ($500) in any one case any claim, liability, or obligation (absolute, accrued, asserted or unasserted, contingent, or otherwise), other than the payment, discharge or satisfaction of Trans Waste's Balance Sheet Liabilities;

      (o) Waive or commit to waive any rights with a value individually or in the aggregate in excess of Five Hundred Dollars ($500);

      (p) Make any material tax election other than in the Ordinary Course of Business and consistent with past practice, change any material tax election, adopt any material tax accounting method other than in the Ordinary Course of Business and consistent with past practice, change any material tax accounting method, file any material tax return (other than any tax returns, estimated tax returns, payroll tax returns, or sales tax returns prepared and filed in the Ordinary Course of Business) or any amendment to a material tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

      (q) Engage in any activities or transactions that are outside the Ordinary Course of Business;

      (r) Fail to pay or otherwise satisfy its monetary obligations in the Ordinary Course of Business as they become due, including taxes, except such as are being contested in good faith;

      (s) Cancel or materially amend any insurance policy other than in the Ordinary Course of Business;

      (t) Cause or permit any amendments to its Articles or Bylaws, except as contemplated by this Agreement; or

      (u) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.l (a) through (t).

5.2   Access to Information

      Trans Waste will afford Waste Industries and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Closing Date to (i) all of their respective properties, books, contracts, commitments, and records and (ii) all other information concerning the business, properties and personnel of Trans Waste as Waste Industries may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

5.3   Exclusivity; Acquisition Proposals

      Unless and until this Agreement will have been terminated by Waste Industries or the Shareholders pursuant to Section 7.1, Trans Waste will not, directly or indirectly, through any officer, director, agent, or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any person relating to (A) any acquisition or purchase of all or substantially all of the assets of, or any equity interest in, Trans Waste or any merger, consolidation, business combination, or similar transaction with Trans Waste or (B) any other material transaction incompatible with the Merger

(including, without limitation, a joint venture or other similar transaction) or
(ii) participate in any discussions or negotiations regarding, or furnish to any other person any confidential information with respect to, any of the foregoing, except as contemplated herein with respect to the HSR Filing and the Fairness Hearing (as defined below).

5.4   Breach of Representations and Warranties

      Each party will give detailed notice to the other in the event of and promptly after becoming aware of the occurrence or pending or threatened occurrence of any event that would cause any of its respective representations and warranties contained herein not to be true and correct.

5.5   Consents

      Waste Industries, Subsidiary, Trans Waste, Cannon, Taylor and the Shareholders will each promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger. Cannon, Taylor, the Shareholders and Trans Waste will use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any Contracts and Permits in connection with the Merger, except such consents and approvals as Waste Industries and Trans Waste mutually agree that Trans Waste will not seek to obtain. Pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules promulgated thereunder, Trans Waste and Waste Industries will cause there to be timely filed Hart-Scott-Rodino Notification and Report Forms with the U.S. Federal Trade Commission (FTC) and the U.S. Department of Justice (DOJ) with regard to the Merger (the "HSR Filing"). The costs and fees incurred and paid by Trans Waste in connection with the HSR Filing (including reasonable attorneys fees and costs) will be added to the Cash Payment pursuant to Section 2.1(b)(vi) hereof; provided, however, if the Merger is not consummated, such costs will be borne one-half (1/2) by Waste Industries and one-half (1/2) by Trans Waste.

5.6   Legal Conditions to the Merger

      (a) Trans Waste will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on Trans Waste with respect to the Merger and will promptly cooperate with and furnish information to Waste Industries in connection with any such requirements imposed on Waste Industries or Subsidiary in connection with the Merger. Trans Waste will take all reasonable actions to (i) obtain (and to cooperate with Waste Industries and Subsidiary in obtaining) any consent, authorization, order, or approval of, or any exemption by, any Governmental Entity required to be obtained or made by Trans Waste (or by Waste Industries or Subsidiary) in connection with the Merger or the taking of any action contemplated by this Agreement including, without limitation, the HSR Filing, (ii) defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (iv) effect all necessary registrations and filings and submissions of information requested or required by any Governmental Entity, including, without limitation, the HSR Filing, and (v) fulfill all conditions to this Agreement.

      (b) Each of Waste Industries and Subsidiary will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on them with respect to the Merger and will promptly cooperate with and furnish information to Trans Waste in connection with any such requirements imposed on Trans Waste in connection with the Merger. Waste Industries and Subsidiary will take all reasonable actions to (i) obtain (and to cooperate with Trans Waste in obtaining) any consent, authorization, order, or approval of, or exemption by, any Governmental Entity required to be obtained or made by Waste Industries or Subsidiary (or by Trans Waste) in connection with the Merger or the taking of any action contemplated by this Agreement, (ii) defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (iv) effect all necessary registrations and filings and submissions of information requested or required by any Governmental Entity, including, without limitation, the HSR Filing, and (v) fulfill all conditions to this Agreement.

5.7   Preparation of Financial Statements

      Trans Waste and the Shareholders will use commercially reasonable efforts to cause their respective management and independent certified public accountants to facilitate on a timely basis the preparation of financial statements (including the 1997 Audited Financial Statements (as defined below) and pro forma financial statements, if required) as required by Waste Industries to comply with applicable SEC regulations. Such preparation shall be at the cost and expense of Waste Industries, except for those financial statements otherwise required to be produced by Trans Waste or the Shareholders under this Agreement, which include the Trans Waste Financial Statements, the July 31, 1998 Adjustment Statement and the Closing Adjustment Statement.

5.8   Commercially Reasonable Efforts

      The parties hereto will each use commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

6.1   Conditions to Each Party's Obligation to Effect the Merger

      The respective obligation of each party to effect the Merger will be subject to the satisfaction at or prior to the Closing of the following conditions:

      (a) Legal Action. No temporary restraining order, preliminary injunction, or permanent injunction or other order preventing the consummation of the Merger will have been issued by any court or other Governmental Entity and will remain in effect, and no litigation by any third party seeking the issuance of such order or injunction, or seeking relief against Trans Waste, the Surviving

Corporation, or Waste Industries if the Merger is consummated, will be pending that, in the good-faith judgment of Trans Waste's or Waste Industries' Boards of Directors, has a reasonable probability of resulting in such order, injunction, or relief and which would have a Material Adverse Effect on such party. In the event any such order or injunction will have been issued, each party agrees to use commercially reasonable efforts to have any such injunction lifted.

      (b) Statutes. No action will have been taken, and no statute, rule, regulation, or order will have been enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, that would (i) make the consummation of the Merger illegal, (ii) prohibit Waste Industries' or the Surviving Corporation's ownership or operation of all or a material portion of the business or assets of Trans Waste (except as contemplated under Section 7.11 hereof), or compel Waste Industries or the Surviving Corporation to dispose of or hold separate all or a material portion of the business or assets of Subsidiary or Waste Industries or Trans Waste as a result of the Merger, or
(iii) render Waste Industries, Subsidiary, or Trans Waste unable to consummate the Merger, except for any waiting period provisions.

      (c) Consents. Except as set forth on Schedule 3.14, no consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity or any third party will be required to be made or obtained by any of the parties hereto in connection with the execution and delivery of this Agreement by them or the consummation by them of the transactions contemplated hereby, except for (i) the HSR Filing, (ii) the filing of the Articles of Merger with the Georgia Secretary of State and appropriate documents with the relevant authorities of other states in which any of the parties is qualified to do business, if any, (iii) any filings as may be required under applicable state and federal securities laws, and (iv) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Material Adverse Effect on Waste Industries.

      (d) Employment Agreement. Cannon and Subsidiary will enter into an Employment Agreement pursuant to Section 7.5 hereof.

      (e) Noncompetition Agreements. Cannon and each of the partners of MML (including Taylor) will have executed and delivered to Subsidiary Noncompetition Agreements in the forms attached hereto as Exhibits B-1 and B-2, respectively.

      (f) Registration Rights Agreement. Waste Industries and the Shareholders will enter into a registration rights agreement substantially similar in form to Exhibit C attached hereto (the "Registration Rights Agreement") with respect to the Waste Industries Common Stock received by the Shareholders pursuant to the Merger.

6.2   Conditions to Obligation of Waste Industries and Subsidiary

      The obligation of Waste Industries and Subsidiary to effect the Merger is subject to the satisfaction of the following conditions at or prior to Closing, unless waived by Waste Industries and Subsidiary:

      (a) Representations and Warranties. The representations and warranties of Trans Waste, Cannon, Taylor and the Shareholders set forth in this Agreement will be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified will be true in all respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of each such date, and Subsidiary will have received a certificate signed by the president of Trans Waste to such effect on the Closing Date. Any additional Trans Waste Disclosure Schedules or amendments or revisions to existing Trans Waste Disclosure Schedules that Trans Waste, Cannon, Taylor and/or the Shareholders wish to deliver after the date hereof in order to make their representations and warranties true and correct as of the Closing Date must be acceptable to Waste Industries and Subsidiary, which acceptance shall not be unreasonably denied.

      (b) No Material Adverse Effect. From January 1, 1998, to the Closing, there will have been no Material Adverse Effect relating to Trans Waste, and Trans Waste's operations will be consistent with prior practices.

      (c) Performance of Obligations of Trans Waste. Trans Waste will have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to the Closing Date, and Waste Industries will have received a certificate signed by the president of Trans Waste to such effect on the Closing Date.

      (d) Trans Waste Certificates. The Shareholders will have surrendered to Trans Waste their certificates representing all of the issued and outstanding Trans Waste Common Stock.

      (e) Resignation of Directors and Officers. The officers and directors of Trans Waste in office immediately prior to the Closing will have resigned as officers and directors of Trans Waste effective as of the Closing Date.

      (f) Approvals. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including the Permits, will have been filed, occurred, or obtained.

      (g) Maple Hill Landfill. At or prior to Closing, Trans Waste will enter into an agreement with Maple Hill Landfill, Inc. providing Trans Waste (and Waste Industries as its assignee) a guaranteed tipping fee of $17.50 per ton for disposal of C&D material at the existing Maple Hill landfill located at 900 N. Maple Street, Albany, Georgia ("Maple Hill") for the period beginning at the Closing and ending the earlier of (a) three (3) years from the Closing Date or
(b) the date when there is no longer any capacity for disposal of C&D material at Maple Hill.

6.3   Conditions to Obligations of Trans Waste

      The obligation of Trans Waste to effect the Merger is subject to the satisfaction of the following conditions at or prior to Closing, unless waived by Trans Waste:

      (a) Representations and Warranties. The representations and warranties of Waste Industries and Subsidiary set forth in this Agreement will be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified will be true in all respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of each such date, and Trans Waste will have received a certificate signed by the president of Waste Industries to such effect on the Closing Date.

      (b) Performance of Obligations of Waste Industries and Subsidiary. Waste Industries and Subsidiary will have performed all obligations and covenants required to be performed by them under this Agreement prior to the Closing Date, and Trans Waste will have received a certificate signed by the president of Waste Industries to such effect on the Closing Date.

      (c) Consideration. Waste Industries shall pay the Cash Payment, shall deliver the Holdback Amounts to the Escrow Agent, and shall notify the Transfer Agent to deliver certificates representing the Equity Consideration to the Shareholders and to the Escrow Agent as provided herein.

      (d) No Material Adverse Effect. From the date of filing of Waste Industries' Form 10-Q for the quarter ended June 30, 1998, with the SEC, to the Closing, there will have been no Material Adverse Effect relating to Waste Industries, and Waste Industries' operations will be consistent with prior practices.

      (e) Fairness Hearing. A favorable decision shall have been issued by the North Carolina Securities Commissioner in connection with the Fairness Hearing, as defined under Section 7.3 hereof.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

7.1   Termination

      (a) This Agreement may be terminated at any time prior to the Closing, whether before or after approval of the Merger by the Shareholders:

            (i) by mutual agreement of the Boards of Directors of Waste Industries and Trans Waste;

            (ii) by Waste Industries if there has been a breach by Trans Waste, Cannon, Taylor or either of the Shareholders of any representation, warranty, covenant, or agreement set forth in this Agreement on the part of Trans Waste, Cannon, Taylor or either Shareholder that is material and that Trans Waste, Cannon, Taylor or such Shareholder fails to cure within ten (10) business days after notice thereof is given by Waste Industries (except that no cure period will be provided for a breach by

Trans Waste, Cannon, Taylor or a Shareholder that by its nature cannot be cured) or there occurs a failure of a condition precedent set forth in Section 6.1 or
6.2 that by its nature cannot reasonably be cured;

            (iii) by the Shareholders if there has been a breach by Waste Industries or Subsidiary of any representation, warranty, covenant, or agreement set forth in this Agreement on the part of Waste Industries or Subsidiary that is material and that Waste Industries or Subsidiary, as the case may be, fails to cure within ten (10) business days after notice thereof is given by the Shareholders (except that no cure period will be provided for a breach by Waste Industries or Subsidiary that by its nature cannot be cured) or there occurs a failure of a condition precedent set forth in Section 6.1 or 6.3 that by its nature cannot reasonably be cured;

            (iv) by Waste Industries or the Shareholders if the Closing will not have occurred before October 31, 1998, or

            (v) by Waste Industries or the Shareholders if any permanent injunction or other order of a court or other competent authority preventing the Merger will have become final and nonappealable.

      (b) Where action is taken by Waste Industries to terminate this Agreement pursuant to this Section 7.1, it will be sufficient for such action to be authorized by its president.

      (c) In the event of termination of this Agreement as provided in this
Section 7.1, this Agreement will forthwith become null and void and all obligations of the parties hereunder will terminate without liability of any party to any other party (except for breach of this Agreement); provided, however, that the agreements contained in Section 7.2 will survive, and Waste Industries will remain obligated to restore and repair any damage done to Trans Waste and any of the Assets or any of the Real Property as a result of any due diligence activity (including any environmental test conducted by or on behalf of Waste Industries).

7.2   Fees and Expenses

      Except as otherwise provided in Sections 5.5 and 7.3, all fees and expenses incurred in connection with the negotiation, execution and consummation of this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses, whether or not the Merger is consummated. The Shareholders will be responsible for all such fees and expenses of Trans Waste if not paid by Trans Waste prior to Closing.

7.3   Fairness Hearing

      In an effort to attempt to provide the Shareholders with an exemption from registration and from the holding period required by Rule 144 promulgated under the 1933 Act with respect to the resale of the unregistered Waste Industries Common Stock received by the Shareholders pursuant to the Merger, Waste Industries and the Shareholders, at the Shareholders election, will seek and participate in a "fairness hearing" before the North Carolina Securities Commissioner pursuant to N.C.G.S. ss. 78A-30 and Section 3(a)(10) of the 1933 Act (the "Fairness Hearing"). The costs of the Fairness Hearing, including reasonable attorneys' fees and costs and regardless of the outcome, will be borne one-half (1/2) by Waste Industries and one-half (1/2) by Trans Waste. Trans Waste's share of the costs of the Fairness Hearing will be deducted from the Cash Payment pursuant to Section 2.1(b)(vii) hereof. The parties understand that a favorable decision by the North Carolina Securities Commissioner is not assured and that, without such a favorable decision, the Shareholders must rely on the provisions of the Registration Rights Agreement attached hereto in order to resell the Waste Industries Common Stock received by the Shareholders pursuant to the Merger prior to the holding period required by Rule 144 promulgated under the 1933 Act.

7.4   Public Announcements

      Each party will consult in advance with the others concerning the timing and content of any announcements, press releases, and public statements concerning the Merger and will not make any such announcement, press release, or statement without the others' prior written consent; provided, however, that Waste Industries may make any public statement concerning the Merger without Trans Waste's prior written consent if, in the opinion of counsel for Waste Industries, such statement or announcement is required to comply with applicable securities laws and Waste Industries has provided to Trans Waste a copy of any such written statement or announcement that it proposes to make reasonably in advance of making such announcement.

7.5   Employment

      (a) Cannon. At Closing, Cannon and Subsidiary will enter an Employment Agreement substantially similar in form to Exhibit D attached hereto whereby Cannon will be employed by Subsidiary for a period of not less than two (2) years to manage the orderly transition of Trans Waste's operations into those of Subsidiary and Waste Industries, and to manage the day-to-day operations of Subsidiary.

      (b) Key Employees. At or immediately following the Closing, Subsidiary will offer to employ Margaret Hart and Neal Adcox under terms commensurate with such employees' current salaries and responsibilities (including salary level and incentive packages).

      (c) Offers of Employment. Following the Closing, Subsidiary will offer full-time employment to Trans Waste's hourly employees, effective upon the Closing, at salaries comparable to Waste Industries' employees with comparable industry experience, subject to Waste Industries' normal pre-hiring requirements including, without limitation, drug screening. If hired, such employees will be eligible for Waste Industries' benefits normally available to its hourly employees.

7.6   Transition

      Cannon and Taylor will use all commercially reasonable efforts to assist Subsidiary in the orderly transition of Trans Waste's customers and business to Subsidiary and Waste Industries.

7.7   Release and Acknowledgment by the Shareholders

      Effective as of the Closing, each Shareholder releases Trans Waste from any claims which such Shareholder may have by virtue of its ownership of Trans Waste Common Stock prior to the Closing (other than their respective rights explicitly set forth in this Agreement). Each Shareholder acknowledges that to the extent such Shareholder otherwise has any such claims, such claims will at the Closing inure to Waste Industries as the purchaser of all of the Trans Waste Common Stock.

7.8   1998 Year-to-Date Financial Statements; 1997 Audited Financial
Statements

      Within sixty (60) days after the Closing, the Shareholders will provide Waste Industries and Subsidiary an unconsolidated balance sheet and an income statement of Trans Waste for the period beginning October 1, 1997 and ending on the Closing Date, which will be prepared from the books and records of Trans Waste and will (a) include all normal and recurring adjustments except for accrual for income tax, (b) be in conformity with accrual basis of accounting principles, except for income tax accruals, applied on a basis consistent with preceding years and throughout the periods involved, and (c) present fairly the financial position and results of operations of Trans Waste on the basis of accounting referred to herein as of the date of such statements and for the period covered thereby in all material respects. In addition, within sixty (60) days after the Closing, the Shareholders will provide Waste Industries and Subsidiary, at Waste Industries' expense, audited financial statements and an audited balance sheet of Trans Waste for its fiscal year ended September 30, 1997 (the "1997 Audited Financial Statements").

7.9   Transition Services

      During the 30-day period immediately following the Closing Date, Taylor will make himself reasonably available to Waste Industries during normal business hours to assist Waste Industries in transitioning the operations of Trans Waste and to otherwise consult with Waste Industries relating to Trans Waste, its employees, customers, operations and prospects. After the initial 30-day period, Taylor will make himself reasonably available for a total of thirty (30) additional days over the following 365-day period by telephone as needed for consultation with Waste Industries.

7.10  Termination of Insurance

      Except as may be prohibited by any Contract, Subsidiary may cancel any or all of Trans Waste's insurance policies as of the Closing Date and any refunds resulting from Subsidiary's cancellation of Trans Waste's insurance, the premiums of which were prepaid by Trans Waste, will be promptly credited or paid to the Shareholders upon receipt, except as paid for by Subsidiary under Section 2.1(b)(iii) hereof.

7.11  Coffee County Landfill

      (a) Trans Waste will use commercially reasonable efforts to obtain an Environmental Protection Department of Natural Resources permit (the "EPD Permit") for the new Coffee County landfill site located at the Coffee County landfill property in Douglas, Georgia (the "New

Coffee County Landfill") prior to Closing. The New Coffee County Landfill will have the waste disposal volume availability indicated in the Trans Waste Pro Forma and upon obtaining the EPD Permit, Trans Waste will provide Waste Industries prior to Closing sufficient data to verify the existence of the waste disposal volume availability indicated in the Trans Waste Pro Forma. In conjunction therewith and prior to Closing, Trans Waste will use its commercially reasonable efforts to acquire (i) the approximately 58 acres of land from Coffee County for the New Coffee County Landfill (identified on
Schedule 7.11 as Tract #1 (road easement) and Tract #2, hereinafter, the "58 Acres") for approximately One Thousand Four Hundred Dollars ($1,400) per acre (the "58-Acre Purchase Price") and (ii) an option (assignable to Waste Industries or its assignee) to purchase approximately 43 acres adjoining the New Coffee County Landfill site (identified on Schedule 7.11 as Tract #3, hereinafter, the "Optioned Acres") for approximately One Thousand Four Hundred Dollars ($1,400) per acre (the "43-Acre Option"), for future expansion. If the 58 Acres are not purchased prior to Closing, Trans Waste will provide that the 58 Acres will be purchased by Waste Industries or its assignee for the 58-Acre Purchase Price, and an amount equal to the purchase price paid by Waste Industries or its assignee for the 58 Acres will be paid to Waste Industries from the Holdback Amount pursuant to Article IX hereof. The 43-Acre Option will be assigned to Waste Industries or its assignee at Closing with purchase price to be paid by and title to Waste Industries or its assignee upon exercise. If the Optioned Acres are purchased by Trans Waste or its assignee prior to Closing, an amount equal to the purchase price therefor will be paid to the Shareholders at Closing, as provided under Section 2.1(b)(v) hereof.

      (b) Trans Waste estimates that the EPD Permit will be issued in August 1998. Upon obtaining the EPD Permit, Trans Waste will use commercially reasonable efforts to construct the New Coffee County Landfill prior to Closing. If the EPD Permit is not obtained and the New Coffee County Landfill is not in operation by Closing, Subsidiary will use commercially reasonable efforts to obtain such permit and to construct the New Coffee County Landfill by October 1, 1998. If the EPD Permit is not obtained and the New Coffee County Landfill is not in operation by October 1, 1998, at Waste Industries' election $5,000 shall be deducted from the Holdback Amount as provided under Article IX as liquidated damages for each month from October 1, 1998 through January 31, 1999 that the New Coffee County Landfill is not permitted and in operation. If the EPD Permit is not obtained and the New Coffee County Landfill is not in operation by January 31, 1999, Waste Industries may extend such period beyond January 31, 1999, at its sole discretion; provided, however, that no further liquidated damages will be incurred during the extension period. If Waste Industries elects not to extend such period beyond January 31, 1999, or elects to terminate any such extension period at any time after January 31, 1999 and before the New Coffee County Landfill is permitted and in operation, which it may do at its sole discretion, Five Hundred Seventeen Thousand Four Hundred Dollars ($517,400) shall be deducted from the Holdback Amount pursuant to Article IX hereof (and no further adjustment will be made under Section 9.2(d)). Notwithstanding the foregoing, if the EPD Permit is not otained and the New Coffee County Landfill is not in operation by December 31, 1999, Five Hundred Seventeen Thousand Four Hundred Dollars ($517,400) shall be deducted from the Holdback Amount pursuant to Article IX hereof (and no further adjustment will be made under Section 9.2(d)).

      Any deductions from the Holdback Amount under this Section 7.11(b) are conditioned on Cannon having control, authority and resources with regard to the New Coffee County Landfill's permitting process and operations consistent with Cannon's past business practices as an owner and operator of Trans Waste; provided, however, that Cannon's employment has not been terminated for Cause, as defined under the Employment Agreement between Subsidiary and Cannon.

      (c) If the Optioned Acres are not purchased prior to Closing by Trans Waste or its assignee and the 43-Acre Option is assigned to Waste Industries or its assignee at Closing but Waste Industries or its assignee does not exercise the 43-Acre Option, then (and only then) if Cannon, Taylor, any of the Shareholders or any MML partners later purchase the Optioned Acres, the Optioned Acres may be utilized in any manner not in violation of the Noncompetition Agreements entered into pursuant to Section 6.2(d) hereof during the term thereof or may be operated as a C&D landfill with such operation excepted from the Noncompetition Agreements.

7.12  Accrued Income Taxes

      The Shareholders will timely file all tax returns, statements, reports, and forms (including estimated tax returns and reports and information returns and reports) required to be filed with any taxing authority with respect to, and will therewith timely pay from the Tax Holdback Amount, all accrued and unpaid federal and state income taxes arising out of Trans Waste's operations through August 31, 1998 ("Accrued Income Taxes") as provided under Section 9.2(g) hereof. The Surviving Corporation will be responsible for and shall timely pay all federal and state income taxes arising out of the Trans Waste's operations after August 31, 1998. The Shareholders and the Surviving Corporation shall cooperate to pay such taxes that are applicable to Trans Waste's operations during its fiscal year ending September 31, 1998, to the extent they are respectively responsible therefor, as provided above, when such returns, etc. are filed by the Shareholders.


                                  ARTICLE VIII

                                 INDEMNIFICATION

8.1   Indemnity by Cannon, Taylor and the Shareholders

      (a) Indemnity for Shareholder Representations, Warranties and Covenants. Cannon, Taylor and the Shareholders will jointly and severally indemnify, defend and hold harmless Waste Industries, its subsidiaries and their respective officers, directors, employees and agents (collectively, the "WI Indemnified Persons") for and against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including without limitation, reasonable attorneys', accountants' and expert witness' fees, reasonable costs and expenses of investigation, and the reasonable costs and expenses of enforcing the indemnification (hereinafter individually a "Loss" and collectively "Losses") incurred by the WI Indemnified Persons arising out of or related to (i) any breach by either one or both of the Shareholders of any representation or warranty set forth in Article III-A and/or any agreement made by either one or both of the Shareholders in this Agreement or in any document delivered to Waste Industries pursuant hereto, and (ii) any nonfulfillment of any agreement or covenant to be performed by either one or both of the Shareholders under this Agreement or in any writing delivered to Waste Industries pursuant to the provisions of this Agreement

      (b) Indemnity for Representation and Warranties regarding Trans Waste, and Trans Waste's Covenants. Cannon, Taylor and each of the Shareholders, jointly and severally, shall indemnify, defend and hold harmless the WI Indemnified Persons for and against all Losses incurred by the WI Indemnified Persons arising out of or related to the following:

            (i) any federal, state or local tax liability of Trans Waste arising out of any event occurring during, or attributable to, any period ended on or before the Closing Date;

            (ii) any misrepresentation or breach of warranty regarding Trans Waste, Cannon or Taylor, or nonfulfillment of any agreement or covenant to be performed by Trans Waste, Cannon or Taylor under this Agreement or in any writing delivered pursuant to the provisions of this Agreement;

            (iii) any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against any WI Indemnified Person that relate to Trans Waste in which the principal event giving rise thereto occurred on or prior to the Closing Date or which result from or arise out of any action or inaction on or prior to the Closing Date of Trans Waste or any director, officer, employee, agent, representative or subcontractor of Trans Waste, except to the extent such Losses are covered by Trans Waste's insurance; and

            (iv) the operation of Trans Waste's business prior to the Merger and not disclosed herein or in the schedules attached hereto.

      (c) Exclusive Remedy. Except in the case of fraud, the indemnification provided by Cannon, Taylor and the Shareholders under this Section 8.1 shall be the WI Indemnified Persons' sole and exclusive means of remedy for Losses arising from or related to breaches, nonfullfillments, misrepresentations, nondisclosures, actions, suits, claims, proceedings, investigations, operations and other acts and omissions for which indemnification is provided under this
Section 8.1.

8.2   Indemnity by Waste Industries and Subsidiary

      Each of Waste Industries and Subsidiary covenants and agrees that it will jointly and severally indemnify, defend and hold harmless the Shareholders and their respective partners, employees and agents (collectively, the "Shareholder Indemnified Persons") after the Closing Date, for and against any and all Losses arising with respect to each of the following:

      (a) any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant to be performed by Waste Industries and Subsidiary under this Agreement or in any writing delivered to Trans Waste or the Shareholders at or prior to Closing pursuant to the provisions of this Agreement;

      (b) any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against any Shareholder Indemnified Persons that relates to Waste Industries or Subsidiary in which the principal event giving rise thereto occurs after the Closing Date or which result from or arise out of any action or inaction after the Closing Date of Waste Industries or Subsidiary, or any director, officer, employee, agent, representative or subcontractor of Waste Industries or Subsidiary; and

      (c) the operation of Subsidiary's business after the Merger.

8.3   General

      Solely for the purposes of this Article VIII, whether a representation, warranty or covenant has been breached will be determined without regard to any knowledge or materiality qualifiers contained in such representation, warranty or covenant.

8.4   Notice of Indemnity Claim

      (a) A party seeking indemnity hereunder ("Indemnified Party") will notify the other party ("Indemnifying Party") of the Loss in question within a reasonable time after the Indemnified Party becomes aware of the existence of such Loss, but in no event more than thirty (30) days thereafter; provided, that the failure so to timely notify will relieve the Indemnifying Party from the obligation to indemnify against the liability respecting such Loss only to the extent the Indemnifying Party establishes by competent evidence that it is prejudiced thereby. In any case, if a claim or action arising from or giving rise to a Loss is initiated or threatened, the Indemnified Party will notify the Indemnifying Party thereof, and such Indemnified Party will be entitled to participate in the defense thereof at its own expense; provided, however, that the Indemnifying Party will have sole discretion to determine whether to contest, compromise, enter pleas, or settle any such claim or action brought against the Indemnified Party. In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Section 8.4(a) with respect to a Loss caused by or due to a third party, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party against such third party with respect to the Loss to which such indemnification relates.

      (b) A claim for indemnification for any Loss not involving a third-party claim shall be asserted by written notice to the Indemnifying Party within a reasonable time after the Indemnified Party becomes aware of the existence of such Loss, but in no event more than thirty (30) days thereafter; provided, that the failure so to timely notify will relieve the Indemnifying Party from the obligation to indemnify against the liability respecting such Loss only to the extent the Indemnifying Party establishes by competent evidence that it is prejudiced thereby. The existence of the threshold amount under Section 8.7 hereof shall not, in and of itself, be deemed to prejudice an Indemnifying Party. If the Indemnifying Party, in good faith, disputes such claim of indemnification, it shall give the Indemnified Party notice of its good faith objection within ten (10) days after notice is given of such claim of indemnification and, if the parties are unable to resolve the dispute regarding indemnification within ten (10) days after notice is given of the Indemnifying Party's objection, either party may seek resolution of the dispute pursuant to Section

10.16. Otherwise, the Indemnifying Party shall provide the indemnification requested as soon as reasonably possible.

8.5   Waiver of Contribution

      The Shareholders, Taylor and Cannon jointly and severally waive any and all rights of contribution against Trans Waste with respect to any amounts for which they may be jointly or severally liable under this Agreement; provided, however, that to the extent that any liability of any of the Shareholders or Taylor or Cannon for indemnification is recoverable by any of the Shareholders or Taylor or Cannon, as the case may be, through directors and officers liability insurance maintained by Trans Waste prior to the Closing Date, without adverse effect on Subsidiary or Waste Industries under their respective insurance policies, any such recovery shall be turned over to such Shareholder(s), Taylor and/or Cannon, as appropriate, as reimbursement to the extent that they have paid or satisfied their indemnification obligations to the WI Indemnified Persons with respect thereto.

8.6   Limit to Indemnification

      (a) No Indemnified Party shall be indemnified pursuant to this Agreement to the extent that such Indemnified Party's Losses are increased or extended by the gross negligence, willful misconduct, violation of law or bad faith of such Indemnified Party.

      (b) The obligations of Taylor, Cannon and the Shareholders under Section
8.1 shall not exceed Five Million Dollars ($5,000,000), except in the case of fraud.

8.7   Threshold for Indemnification

      Cannon and the Shareholders shall have no indemnification obligation for Losses under this Article VIII until and only to the extent that aggregate and accumulated Losses exceed One Hundred Thousand Dollars ($100,000), except in the case of fraud.


                                   ARTICLE IX

                                 HOLDBACK AMOUNT

9.1   Purpose

      The Holdback Amount will be available for any adjustments under Section
9.2 hereof and for any Loss incurred by Waste Industries and/or Subsidiary by reason of such adjustments (collectively, "Damages") and, after such adjustments, to compensate Waste Industries and Subsidiary for any other Loss pursuant to Article VIII to the extent any such Holdback Amount remains available. Subsidiary and the Shareholders each acknowledge that such adjustments, if any, would relate to unresolved contingencies existing at the Closing, which if resolved at the Closing would have led to a reduction in the Cash Consideration and Equity Consideration that Waste Industries would have agreed to pay in connection with the Merger. Nothing contained herein will limit or affect the liability of the parties hereto under Article VIII.

9.2   Adjustment

      (a) Asset Deficit. Waste Industries and representatives of the Shareholders will perform a physical inventory of the vehicles described on
Schedule 3.3A (the "Vehicles") prior to the Closing Date, and the value (as set forth on Schedule 9.2) of any Vehicles listed on Schedule 3.3A that is missing therefrom or inoperative and not reasonably repairable (taking into account replacements and substitutions in the Ordinary Course of Business), will be subtracted from the Holdback Amount. If the Holdback Amount is exhausted or insufficient to cover such deficit, the Shareholders shall reimburse (or Cannon and Taylor shall cause the Shareholders to reimburse) Waste Industries immediately in cash for any deficit over and above the available Holdback Amount.

      (b) Average Monthly Service Revenue. If the Average Monthly Revenue under Section 3.6 hereof is less than One Million Twenty-Three Thousand Eight Hundred Forty-Six Dollars ($1,023,846), the difference will be multiplied by ten
(10) and the resulting amount will be subtracted from the Holdback Amount. If the Holdback Amount is exhausted or insufficient to cover such resulting amount, the Shareholders shall reimburse (or Cannon and Taylor shall cause the Shareholders to reimburse) Waste Industries immediately in cash for any deficit over and above the available Holdback Amount.

      (c) Accounts Receivable. If any Accounts Receivable remain uncollected at the end of the 90-day period following the Closing Date (the "Delinquent Accounts"), such Delinquent Accounts will be assigned to the Shareholders and an amount equal to the face value of such Delinquent Accounts will be deducted from the Holdback Amount. If the Holdback Amount is exhausted or insufficient to cover such Delinquent Accounts, the Shareholders shall reimburse (or Cannon and Taylor shall cause the Shareholders to reimburse) Waste Industries immediately in cash for any deficit over and above the available Holdback Amount.

      (d) Coffee County Landfill Revenue. If annual revenue for the New Coffee County Landfill, after obtaining the EPD Permit, does not average Fifty-One Thousand Seven Hundred Forty Dollars ($51,740) per month (the "Average Expected Monthly Revenue") for the second, third and fourth months of operation (allowing the first month of operation after permitting to ramp up), the shortfall from such Average Expected Monthly Revenue will be multiplied by ten (10) and the resulting amount will be subtracted from the Holdback Amount. If the Holdback Amount is exhausted or insufficient to cover such resulting amount, the Shareholders shall reimburse (or Cannon and Taylor shall cause the Shareholders to reimburse) Waste Industries immediately in cash for any deficit over and above the available Holdback Amount. Any adjustments to the Holdback Amount under this Section 9.2(d) are subject to Cannon having control, authority and resources with regard to the New Coffee County Landfill's operations consistent with Cannon's past business practices as an owner and operator of Trans Waste; provided, however, that Cannon's employment has not been terminated for Cause, as defined under the Employment Agreement between Subsidiary and Cannon.

      (e) Coffee County Landfill Operation.

            (i) As provided under Section 7.11 hereof, if the 58 Acres are not purchased by Trans Waste prior to Closing but are purchased by Waste Industries after the Closing, an amount equal to the purchase price paid by Waste Industries for the 58 Acres will be paid to Waste Industries from the Holdback Amount.

            (ii) As provided under Section 7.11 hereof, if the EPD Permit is not obtained and the New Coffee County Landfill is not in operation by October 1, 1998, $5,000 shall be deducted from the Holdback Amount for each month from October 1, 1998 through January 31, 1999 that the New Coffee County Landfill is not permitted and in operation.

            (iii) If Waste Industries elects not to extend such period beyond January 31, 1999, or elects to terminate any such extension period at any time after January 31, 1999 and before the New Coffee County Landfill is permitted and in operation, or if the New Coffee County Landfill is not permitted and in operation by December 31, 1999, as provided under Section 7.11 hereof, Five Hundred Seventeen Thousand Four Hundred Dollars ($517,400) shall be deducted from the Holdback Amount, and no adjustment shall be made under Section 9.2(d) hereof.

            (iv) If the Holdback Amount is exhausted or insufficient to cover any of the amounts deductible from the Holdback Amount under Sections 9.2(e)(i)
- (iii), the Shareholders shall reimburse (or Cannon and Taylor shall cause the Shareholders to reimburse) Waste Industries immediately in cash for any such amount over and above the available Holdback Amount. Any adjustments to the Holdback Amount under Sections 9.2(e)(ii) and (iii) are subject to Cannon having control, authority and resources with regard to the New Coffee County Landfill and its operations consistent with Cannon's past business practices as an owner and operator of Trans Waste; provided, however, that Cannon's employment has not been terminated for Cause, as defined under the Employment Agreement between Subsidiary and Cannon.

      (f) Closing Adjustment Statement. Within thirty (30) days after the Closing, the Shareholders shall deliver to Waste Industries the Closing Adjustment Statement and Waste Industries shall review the Closing Adjustment Statement, the Trans Waste Financial Statements and the 1997 Audited Financial Statements, as available.

            (i) If Waste Industries determines that the Closing Adjustment Statement is materially incorrect, Waste Industries will deliver to the Shareholders, within one hundred twenty (120) days after the Closing Date, a statement as of the Closing Date indicating discrepancies (the "Counter Adjustment Statement"). For purposes of this Section 9.2(f)(i), the term "materially" shall mean in excess of $20,000. If no Counter Adjustment Statement is delivered within such 120-day period, the Closing Adjustment Statement will be deemed accepted and shall be used in computing any adjustment to the July 31, 1998 Adjustment Statement and any deficits in the amounts paid by Waste Industries at Closing shall be promptly paid to the Shareholders by Waste Industries and any surplus paid by Waste Industries at Closing shall be deducted from the Holdback Amount.

            (ii) If the Counter Adjustment Statement is delivered within such 120-day period and within thirty (30) days following delivery of the Counter Adjustment Statement the Shareholders have not given Waste Industries written notice of objection thereto (including a detailed statement of the basis of the Shareholders' objection), then the Counter Adjustment Statement will be deemed accepted and shall be used in computing any adjustment to the July 31, 1998 Adjustment Statement and any deficits in the amounts paid by Waste Industries at Closing shall be promptly paid to the Shareholders by Waste Industries and any surplus paid by Waste Industries at Closing shall be deducted from the Holdback Amount.

            (iii) If the Shareholders give Waste Industries written notice of objection to the Counter Adjustment Statement within the 30-day period following delivery thereof, then the issues in dispute shall be submitted for resolution to a "big five" accounting firm (other than Deloitte & Touche) (the "Accountants") to be agreed upon by Waste Industries and the Shareholders. If issues in dispute are submitted to the Accountants for resolution, (A) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants or the other party may request and are available to the furnishing party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (B) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; (C) any deficits in the amounts paid by Waste Industries at Closing shall be promptly paid to the Shareholders by Waste Industries and any surplus paid by Waste Industries at Closing shall be deducted from the Holdback Amount; and (D) Waste Industries and the Shareholders will each bear fifty percent (50%) of the fees of the Accountants for such determination. If the Holdback Amount is exhausted or insufficient to cover any surplus paid by Waste Industries at Closing as provided under this Section 9.2(f), the Shareholders shall reimburse (or Cannon and Taylor shall cause the Shareholders to reimburse) Waste Industries immediately in cash for any deficit over and above the available Holdback Amount.

      (g) Accrued Income Taxes. Amounts equal to the Accrued Income Taxes will be released from the Tax Holdback Amount for payment to the appropriate taxing authorities by the Shareholders. If the Tax Holdback Amount is exhausted or insufficient to cover such resulting amount, any Accrued Income Taxes over and above the available Tax Holdback Amount shall be subtracted from the Holdback Amount and paid to the appropriate taxing authorities. If the Holdback Amount is exhausted or insufficient to cover such resulting amount, the Shareholders shall pay (or Cannon and Taylor shall cause the Shareholders to pay) Waste Industries immediately in cash for any such taxes over and above the available Holdback Amount, and Waste Industries shall pay the same to the appropriate taxing authorities. If the Shareholders fail to timely file and pay any Accrued Income Taxes, an amount equal to the unpaid portion of the Accrued Income Taxes, plus any penalties, fines or interest levied by any taxing authority in connection therewith, will be subtracted from the Tax Holdback Amount and paid to the appropriate taxing authority by Waste Industries or Subsidiary, with any Accrued Income Taxes in excess of the available Tax Holdback Amount being subtracted from the Holdback Amount and, to the extent the Holdback Amount is insufficient for that purpose, paid by the Shareholders, as provided above. If any amount of the Tax Holdback Amount remains upon release of the Tax Holdback Amount for full payment of the Accrued Income Taxes, such remaining amount will be released to the Shareholders in proportion to their respective ownership interests in Trans Waste at Closing.

9.3   Voting and Dividends

      (a) The Shareholders shall be entitled to vote the Waste Industries Common Stock held as the Equity Holdback Amount as of the record date for determining those Waste Industries shareholders eligible to vote on the matter(s) presented for such shareholders' approval.

      (b) Any dividends on the shares of Waste Industries Common Stock held in the Equity Holdback Amount, whether such dividends are granted in the form of cash, shares of Waste Industries stock or some other form, shall be held as part of the Equity Holdback Amount and shall be released or deducted, as the case may be, in proportion to the number of shares of Waste Industries Common Stock released or deducted from the Equity Holdback Amount pursuant to the terms and conditions of this Agreement.

9.4   Termination of Holdback

      The Holdback Amount, minus adjustments under Sections 9.1 and 9.2, will be paid to the Shareholders based on their respective ownership interests in Trans Waste at Closing no later than one (1) year following the Closing Date; provided, however, that, of the Equity Holdback Amount, the number of shares of Waste Industries Common Stock equal to up to Five Hundred Seventeen Thousand Four Hundred Dollars ($517,400) divided by the Closing Price, will be held until the earlier of (a) December 31, 1999 or (b) the later of (i) up to one (1) year after the Closing Date, or (ii) after the fourth month of EPD permitted operations as specified under (and subject to adjustment pursuant to) Section 9.2(d) hereof.

9.5   Escrow Agreement

      The Holdback Amount and the Tax Holdback Amount shall be held, subject to the terms and conditions of this Agreement, pursuant to an escrow agreement substantially similar to Exhibit E attached hereto and incorporated herein by this reference (the "Escrow Agreement"), by and among the parties hereto and Synovus Trust Company (the "Escrow Agent"). All deductions from the Holdback Amount shall be equally cash and stock; provided, however, that, except as provided below, as to any revenue shortfall of the New Coffee County Landfill under Sections 7.11(b) and 9.2(d), deductions shall be made fully from the Equity Holdback Amount; and provided further that the Shareholders shall have the option of having any deductions from the Holdback Amount taken from the Cash Holdback Amount instead of the Equity Holdback Amount so long as there exists any cash available under the Cash Holdback Amount. Notwithstanding the foregoing, in the event that either the Cash Holdback Amount or the Equity Holdback Amount is depleted, any further deductions shall be taken from whatever Holdback Amount remains. All Waste Industries Common Stock deducted from the Equity Holdback Amount shall be valued at the Closing Price; in the event that any deductions from (or release of shares at the termination of) the Equity Holdback Amount include fractional shares, such fractional shares shall be paid in cash in the manner provided under Section 2.1(c) hereof. The Cash Holdback Amount, and any cash dividends added thereto pursuant to Section 9.3(b) hereof, and the Tax Holdback Amount, shall be held in an interest-bearing account as provided under the Escrow Agreement, and interest accrued shall be released or deducted, as the case may be, in proportion to the cash released or deducted from the Tax Holdback Amount and the Cash Holdback Amount (or the Equity Holdback Amount in the case of cash dividends) pursuant to the terms and conditions of this Agreement.


                                    ARTICLE X

                               GENERAL PROVISIONS

10.1  Survival of Representations, Warranties and Agreements

      All representations, warranties, covenants, and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement will survive the consummation of the Merger and will terminate December 31, 1999, except for Sections 3.15, 3.21 and 3.26, which will survive until the expiration of the applicable statutes of limitation.

10.2  Amendment

      This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

10.3  Extension; Waiver

      At any time prior to the Closing Date, each of Trans Waste and Waste Industries, by action taken by its respective Board of Directors, may, to the extent legally allowed, (i) extend the time for performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

10.4  Notices and Consents

      All notices and other communications hereunder will be in writing and may be given by personal delivery, express courier doing business throughout the United States, registered or certified mail (return receipt requested), or facsimile (receipt confirmed). Such notice will be deemed effective when received if it is given by personal delivery, express courier doing business throughout the United States, or facsimile, and will be effective three (3) days after mailing by registered or certified mail, so long as it is actually received within five (5) days (and, if not so received within five (5) days, is effective when actually received) by the parties at the following addresses (or at such other address for a party as will be specified by like notice):

      (a) if to Waste Industries or Subsidiary, to:

                  Waste Industries, Inc.
                  3949 Browning Place
                  Raleigh, NC 27609
                  Attn: Chief Financial Officer
                  Telephone No.: (919) 782-0095
                  Fax No.: (919) 782-4435

            with a copy to:

                  Wyrick Robbins Yates & Ponton LLP
                  Post Office Drawer 17803
                  Raleigh, NC 27619-7506
                  Attn:  James M. Yates, Jr.
                  Telephone No.: (919) 781-4000
                  Fax No.: (919) 781-4865

      (b) if to Shareholders, to:

                  Thomas C. Cannon IRA
                  c/o  Thomas C. Cannon
                  2201 East Doublegate Drive
                  Albany, Georgia 31707
                  Telephone No.: (912) 439-1544
                  Fax No.: (912) 888-1198

                  MML Limited Partnership
                  c/o  James F. Taylor
                  2700 Palmyra Road
                  Albany, Georgia 31707
                  Telephone No.: (912) 883-5200
                  Fax No.: (912) 431-1122

            if to Cannon, to:

                  Thomas C. Cannon
                  2201 East Doublegate Drive
                  Albany, Georgia 31707
                  Telephone No.: (912) 439-1544
                  Fax No.: (912) 888-1198
            if to Taylor, to:

                  James F. Taylor
                  2700 Palmyra Road
                  Albany, Georgia 31707
                  Telephone No.: (912) 883-5200
                  Fax No.: (912) 431-1122

            with a copy in each case to:

                  Chorey, Taylor & Feil, a Professional Corporation The Lenox Building, Suite 1700
                  3399 Peachtree Road, N.E.
                  Attn:  Thomas V. Chorey
                  Telephone No.:  (404) 841-3200
                  Fax No.:  (404) 841-3221

10.5  Nondisclosure

      All communications and information regarding this Agreement and the transactions contemplated hereby will remain confidential, and none of the parties will disclose the terms of this Agreement to any third party or, except as provided under Section 7.4 hereof, make any public announcement concerning the Merger without the prior express consent of Waste Industries and the Shareholders, unless required by law.

10.6  Interpretation

      When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference will be to a Section of or Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including," when used herein, will be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.7  Counterparts

      This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

10.8  Entire Agreement

      This Agreement and the schedules, exhibits, documents, instruments, and other agreements among the parties delivered pursuant hereto and in connection herewith, including but not limited to the Trans Waste Disclosure Schedules, Employment Agreement, the Noncompetition Agreements, and the Registration Rights Agreements, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein or therein. All schedules and exhibits to this Agreement are incorporated herein by reference as if fully set forth herein.

10.9  No Transfer

      This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.10 Severability

      If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of the invalid or unenforceable provision.

10.11 Other Remedies

      Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

10.12 Further Assurances

      Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents, and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to effect the intents and purposes of this Agreement.

10.13 Absence of Third-Party Beneficiary Rights

      No provision of this Agreement is intended, nor will it be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity unless specifically provided otherwise herein.

10.14 Rules of Construction

      The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.15 Governing Law

      This Agreement will be governed in all respects, including validity, interpretation, and effect, by the laws of Georgia (without giving effect to its choice of law principles).

10.16 Resolution of Disputes

      (a) All disputes between Taylor, Cannon, and/or any Shareholder Indemnified Person, on the one hand, and Waste Industries, Subsidiary or any WI Indemnified Person, on the other hand, arising under this Agreement, including any agreement which is an exhibit hereto or executed in connection herewith which does not explicitly contain a dispute resolution provision, or in relation to the matters contemplated hereby, will be resolved by binding arbitration in accordance with the then-current rules and regulations of the American Arbitration Association.

      (b) The arbitrators will be selected as follows: In the event the parties involved in such dispute agree on one arbitrator, the arbitration will be conducted by such arbitrator. In the event the parties involved in such dispute do not so agree, they will each select one independent, qualified arbitrator and the two arbitrators so selected will select the third arbitrator. In the event that there are three arbitrators conducting the arbitration, such arbitrators will act by majority vote.

      (c) Arbitration will take place at Charlotte, North Carolina, or any other location mutually agreeable to the parties involved in such dispute. At the request of any party involved in such dispute, arbitration proceedings will be conducted on a confidential basis; in such case all documents, testimony and records will be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of the parties involved in such dispute and their respective attorneys and their respective experts who will agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information becomes generally known. The arbitrator(s) will be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary or a permanent injunction, and will also be able to award damages. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Except as the arbitrator(s) will otherwise decide is fair and reasonable, each party will bear its own attorneys' fees and expenses in connection with such proceeding and will bear one-half of the fees and expenses of the arbitrator(s) relating to such proceeding.


                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

WASTE INDUSTRIES, INC.              TRANS WASTE SERVICES, INC.



By:   /s/ Jim W. Perry                    By:   /s/ Thomas C. Cannon
      --------------------------                ----------------------------
Its:  President                           Its:  President
      --------------------------                ----------------------------


TWS MERGER CORPORATION              THE THOMAS C. CANNON IRA



By:   /s/ Jim W. Perry                    By:   /s/ Thomas C. Cannon
      --------------------------                ----------------------------
                                                 Thomas C. Cannon, as Agent by
Its:  President                                  Power of Attorney, dated July
      --------------------------                 27, 1998, for Smith Barney,
                                                 Inc., Custodian of the
                                                 Thomas C. Cannon IRA
MML LIMITED PARTNERSHIP


                                          /s/ Thomas C. Cannon
                                          -------------------------------
By:   /s/ James F. Taylor                 Thomas C. Cannon
      --------------------------

Its:  General Partner
      --------------------------
                                          /s/ James F. Taylor
                                          --------------------------------
                                          James F. Taylor